                                                                       Exhibit 2
                                                                       ---------

                               CREDIT AGREEMENT
                               ----------------

================================================================================

                                CREDIT AGREEMENT

                         DATED AS OF FEBRUARY 11, 1998,

                                  BY AND AMONG

                           JAMES RIVER COAL COMPANY,

                                  AS BORROWER,

                        THE LENDERS REFERRED TO HEREIN,

                           FIRST UNION NATIONAL BANK,

                            AS SYNDICATION AGENT AND
                              DOCUMENTATION AGENT,

                                      AND

                               NATIONSBANK, N.A.,

                            AS ADMINISTRATIVE AGENT

================================================================================

                               TABLE OF CONTENTS

SECTION 1 - DEFINITIONS..........................................   1
  1.1  Definitions...............................................   1
       -----------
  1.2  Miscellaneous.............................................  15
       -------------
  1.3  References................................................  15
       ----------

SECTION 2 - REVOLVING CREDIT LOANS...............................  15
  2.1  Revolving Credit..........................................  15
       ----------------
  2.2  Revolving Credit Loans....................................  15
       ----------------------
  2.3  Swingline Loans...........................................  16
       ---------------
  2.4  Notes.....................................................  17
       -----
  2.5  Fees......................................................  17
       ----
  2.6  Optional Reduction or Termination of Commitment...........  18
       -----------------------------------------------
  2.7  Notice and Manner of Borrowing............................  19
       ------------------------------
  2.8  Prepayments...............................................  19
       -----------
  2.9  Adjustments...............................................  20
       -----------
 2.10  Limitations on Advances...................................  20
       -----------------------

SECTION 3 - INTEREST RATES; NOTICES..............................  20
  3.1  Selection of Interest Rate Option.........................  21
       ---------------------------------
  3.2  Payments and Computations.................................  24
       -------------------------
  3.3  LIBOR Inadequate or Unfair................................  24
       --------------------------
  3.4  Changes in Law Rendering a LIBOR Loan Unlawful............  24
       ----------------------------------------------
  3.5  Reimbursement and Indemnification.........................  25
       ---------------------------------
  3.6  Default Rate..............................................  26
       ------------

SECTION 4 - LETTER OF CREDIT FACILITY............................  26
  4.1  L/C Commitment............................................  26
       --------------
  4.2  Procedure for Issuance of Letters of Credit...............  26
       -------------------------------------------
  4.3  Commissions and Other Charges.............................  27
       -----------------------------
  4.4  L/C Participations........................................  28
       ------------------
  4.5  Reimbursement Obligation of the Company...................  29
       ---------------------------------------
  4.6  Obligations Absolute......................................  29
       --------------------
  4.7  Effect of L/C Application.................................  30
       -------------------------
  4.8  Existing NationsBank Letters of Credit....................  30
       --------------------------------------

SECTION 5 - REPRESENTATIONS......................................  30
  5.1  Subsidiaries..............................................  30
       ------------
  5.2  Good Standing.............................................  31
       -------------

  5.3  Corporate Authority.......................................  31
       -------------------
  5.4  Binding Agreements........................................  31
       ------------------
  5.5  Litigation................................................  31
       ----------
  5.6  No Conflicting Agreements.................................  31
       -------------------------
  5.7  Financial Condition.......................................  32
       -------------------
  5.8  Title to Properties.......................................  32
       -------------------
  5.9  Disclosure................................................  32
       ----------
 5.10  Employee Benefit Pension Plans............................  33
       ------------------------------
 5.11  Taxes.....................................................  33
       -----
 5.12  No Defaults...............................................  33
       -----------
 5.13  Federal Regulations.......................................  33
       -------------------
 5.14  Environmental Compliance..................................  34
       ------------------------
 5.15  Material Contracts........................................  34
       ------------------
 5.16  Controlling Stockholders..................................  34
       ------------------------

SECTION 6 - CONDITIONS OF LENDING AND ISSUING LETTERS OF CREDIT..  34
  6.1  Approval of Bank's Counsel................................  34
       --------------------------
  6.2  Compliance................................................  34
       ----------
  6.3  Documents.................................................  35
       ---------
  6.4  Evidence of Corporate Action..............................  35
       ----------------------------
  6.5  Opinion of Company Counsel................................  35
       --------------------------
  6.6  Other Documents...........................................  35
       ---------------
SECTION 7 - AFFIRMATIVE COVENANTS................................  35
  7.1  Financial Statements and Other Information.;..............  35
       ------------------------------------------
  7.2  Taxes.....................................................  38
       -----
  7.3  Payment of Obligations....................................  38
       ----------------------
  7.4  Insurance.................................................  38
       ---------
  7.5  Corporate Existence.......................................  38
       -------------------
  7.6  Licenses and Permits......................................  38
       --------------------
  7.7  Properties................................................  38
       ----------
  7.8  Employee Benefit Pension Plans............................  39
       ------------------------------
  7.9  Business Continuation.....................................  39
       ---------------------
 7.10  Compliance with Environmental Laws........................  39
       ----------------------------------
 7.11  Other Applicable Laws.....................................  39
       ---------------------
 7.12  GAAP......................................................  39
       ----
 7.13  Subsequent Guaranty.......................................  39
       -------------------

SECTION 8 - FINANCIAL COVENANTS..................................  40
  8.1  Consolidated Net Worth....................................  40
       ----------------------
  8.2  Senior Debt to EBITDA Ratio...............................  40
       ---------------------------
  8.3  Total Debt to EBITDA Ratio................................  40
       --------------------------

  8.4  Fixed Charge Coverage Ratio...............................  40
       ---------------------------

SECTION 9 - NEGATIVE COVENANTS...................................  40
  9.1  Additional Debt...........................................  40
       ---------------
  9.2  Mortgages And Pledges.....................................  41
       ---------------------
  9.3  Dividends.................................................  41
       ---------
  9.4  Loans, Advances, Investments and Contingent Liabilities...  42
       -------------------------------------------------------
  9.5  Sale of Stock or Debt.....................................  43
       ---------------------
  9.6  Merger and Sale of Assets.................................  43
       -------------------------
  9.7  Sale and Leaseback........................................  44
       ------------------
  9.8  Environmental Law Compliance..............................  44
       ----------------------------
  9.9  Prepayment of Prudential Debt.............................  44
       -----------------------------
 9.10  Subordinated Debt.........................................  44
       -----------------
 9.11  Margin Stock..............................................  44
       ------------
 9.12  Stockholders' Agreement...................................  45
       -----------------------
 9.13  Certain Contracts.........................................  45
       -----------------
 9.14  Restrictions on Subsidiaries..............................  45
       ----------------------------
 9.15  First Reserve Agreements..................................  45
       ------------------------

SECTION 10 - EVENTS OF DEFAULT...................................  46
 10.1  Events of Default.........................................  46
       -----------------
 10.2  Remedies..................................................  48
       --------
 10.3  Rights and Remedies Cumulative; Non-Waiver; etc...........  48
       -----------------------------------------------

SECTION 11 - THE AGENTS..........................................  49
 11.1  Appointment...............................................  49
       -----------
 11.2  Delegation of Duties......................................  49
       --------------------
 11.3  Exculpatory Provisions....................................  49
       ----------------------
 11.4  Reliance by the Agents....................................  50
       ----------------------
 11.5  Notice of Default.........................................  50
       -----------------
 11.6  Non-Reliance on the Agents and Other Lenders..............  51
       --------------------------------------------
 11.7  Indemnification...........................................  51
       ---------------
 11.8  The Agents in Their Individual Capacities.................  52
       -----------------------------------------
 11.9  Resignation of the Agents; Successor Agents...............  52
       -------------------------------------------

SECTION 12 - MISCELLANEOUS PROVISIONS............................  53
 12.1  Capital Adequacy..........................................  53
       ----------------
 12.2  Notices...................................................  53
       -------
 12.3  Expenses; Indemnity.......................................  55
       -------------------
 12.4  Set-off...................................................  55
       -------
 12.5  Governing Law.............................................  56
       -------------

 12.6  Consent to Jurisdiction...................................  56
       -----------------------
 12.7  Binding Arbitration; Waiver of Jury Trial.................  56
       -----------------------------------------
 12.8  Injunctive Relief; Punitive Damages.......................  58
       -----------------------------------
 12.9  Accounting Matters........................................  58
       ------------------
12.10  Successors and Assigns; Participations....................  58
       --------------------------------------
12.11  Amendments, Waivers and Consents..........................  61
       --------------------------------
12.12  Performance of Duties.....................................  62
       ---------------------
12.13  All Powers Coupled with Interest..........................  62
       --------------------------------
12.14  Survival of Indemnities...................................  62
       -----------------------
12.15  Titles and Captions.......................................  62
       -------------------
12.16  Severability of Provisions................................  62
       --------------------------
12.17  Counterparts..............................................  62
       ------------
12.18  Term of Agreement.........................................  62
       -----------------

     CREDIT AGREEMENT, dated as of the 11th day of February, 1998, by and among JAMES RIVER COAL COMPANY, a Virginia corporation (the "Company"), the Lenders who are or may become a party to this Agreement (the "Lenders"), FIRST UNION NATIONAL BANK, a national banking association (the "Syndication Agent" or the "Documentation Agent"), as Syndication Agent and Documentation Agent for the Lenders, and NATIONSBANK, N.A., a national banking association (the "Administrative Agent"), as Administrative Agent for the Lenders.

                              STATEMENT OF PURPOSE
                              --------------------

     The Company has requested that the Lenders extend, and the Lenders have agreed to extend, certain credit facilities to the Company on the terms and conditions contained in this Agreement.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, such parties hereby agree as follows:

                                   SECTION 1
                                  DEFINITIONS
                                  -----------

     1.1  DEFINITIONS.  As used in this Agreement, the following terms shall
          -----------
have the meanings herein specified and shall include in the singular number the plural and in the plural number the singular:

     "ADMINISTRATIVE AGENT" means NationsBank in its capacity as Administrative
      --------------------
Agent hereunder, and any successor appointed pursuant to Section 11.9.

     "ADVANCE" means an advance of Revolving Credit Loans by the Lenders to the
      -------
Company pursuant to Section 2.

     "AFFILIATE" means, as to any Person, each other Person that directly or
      ---------
indirectly (through one or more intermediaries or otherwise) controls, is controlled by, or is under common control with, such Person.

     "AGENTS" means the Syndication Agent, the Documentation Agent and/or the
      ------
Administrative Agent as the context may require.

     "AGGREGATE COMMITMENT" means the aggregate amount of the Lender's
      --------------------
Commitments hereunder, as such amount may be reduced or modified at any time and from time to time pursuant to the terms hereof. On the date hereof, the Aggregate Commitment is One Hundred Seventy Five Million Dollars
($175,000,000.00).

     "AGREEMENT" means this Credit Agreement, as it may be amended from time to
      ---------
time by written agreement as herein provided.

     "APPLICABLE LIBOR MARGIN" means (i) .875% through and including June 30,
      -----------------------
1998, and (ii) thereafter shall be determined by reference to the Total Debt to EBITDA Ratio in accordance with the following table:

     TOTAL DEBT TO EBITDA RATIO                      APPLICABLE LIBOR MARGIN
     --------------------------                      -----------------------
     Higher than 3.0 to 1                                     1.0%

     Higher than 2.25 to 1 but lower                         .875%
     than or equal to 3.0 to 1

     Higher than 1.50 to 1 but lower                          .75%
     than or equal to 2.25 to 1

     1.50 to 1 or lower                                       .50%

The Applicable LIBOR Margin shall be automatically adjusted as of the first day of the month following receipt by the Administrative Agent of Consolidated financial statements of the Company and its Subsidiaries pursuant to Section 7.1(a) or Section 7.1(b) demonstrating to the Administrative Agent's satisfaction that there has been a change in the Total Debt to EBITDA Ratio which would cause a change in the Applicable LIBOR Margin in accordance with the preceding table. Any such change shall apply to all LIBOR Rate Loans outstanding on such effective date or made on or after such date. At all times after and during the continuance of a Default and through but excluding the date on which such Default becomes an Event of Default (at which point Section 3.6 shall be applicable), the Applicable LIBOR Margin shall be 1.0%.

     "ASSIGNMENT AND ACCEPTANCE" shall have the meaning assigned thereto in
      -------------------------
Section 12.10.

     "AUTHORIZED OFFICER" means, with respect to any act to be performed or duty
      ------------------
to be discharged by any Person which is not an individual, any officer or other representative thereof then authorized to perform such act or discharge such duty.

     "BASE RATE" means, at any time, the higher of (i) the Prime Rate, or (ii)
      ---------
the Federal Funds Rate plus 1/2 of 1%; each change in the Base Rate shall take effect simultaneously with the corresponding change or changes in the Prime Rate or the Federal Funds Rate.

     "BASE RATE ADVANCE" means an Advance which by request of the Company is to
      -----------------
bear interest at the Base Rate.

     "BASE RATE LOAN" means a Base Rate Advance or a Revolving Credit Loan or
      --------------
portion thereof which bears or is to bear interest at the Base Rate.

     "BLUE DIAMOND" means Blue Diamond Coal Company, a Delaware corporation.
      ------------

     "BUSINESS DAY" means (i) for all purposes other than as set forth in clause
      ------------
(ii) below, any day other than a Saturday, Sunday or legal holiday on which banks in Charlotte, North Carolina and New York, New York, are open for the conduct of their commercial banking business, and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, any LIBOR Rate Loan, any day that is a Business Day described in clause (i) and that is also a day for trading by and between banks in U.S. Dollar deposits in the London interbank market.

     "CAPITALIZED LEASE OBLIGATIONS" means, at any date, the amount determined
      -----------------------------
in accordance with GAAP which represents the capitalized value of leases of the Company and its Subsidiaries which appears on the liability side of the Consolidated balance sheet of the Company and its Subsidiaries.

     "CASH TAXES" means the provision for income taxes (exclusive of any
      ----------
deferred taxes) shown on the Consolidated quarterly statements of income for the Company and its Subsidiaries and in the footnotes to the annual audit report of the Company, and if for any reason such amount is not shown in such statements or annual report, an amount computed in the same way such amounts were previously computed in preparing such statements and annual report.

     "COMMITMENT" means, as to any Lender, the obligation of such Lender to make
      ----------
Revolving Credit Loans to the Company and issue or participate in Letters of Credit issued for the account of the Company or for the account of the Company and one or more Subsidiaries hereunder in the aggregate principal or face amount at any time outstanding not to exceed the amount set forth opposite such Lender's name under Commitment on Schedule 1 hereto, as the same may be reduced
                                  ----------
or modified at any time and from time to time pursuant to the terms hereof.

     "COMMITMENT PERCENTAGE" means, as to any Lender at any time, the ratio of
      ---------------------
(i) the Commitment of such Lender to (ii) the Aggregate Commitment.

     "COMMITMENT TERMINATION DATE" means February 11, 2003, or such anniversary
      ---------------------------
thereof as may be agreed to in writing by all of the Lenders.

     "COMPANY" means James River Coal Company, a Virginia corporation, in its
      -------
capacity as borrower hereunder.

     "CONSOLIDATED" means, when used with reference to financial statements or
      ------------
financial statement items of the Company and its Subsidiaries, such statements or items on a consolidated basis in accordance with applicable principles of consolidation under GAAP.

     "CONSOLIDATED FUNDED DEBT" means, at any date, the Funded Debt of the
      ------------------------
Company and its Subsidiaries, determined on a Consolidated basis, as of such date.

     "CONSOLIDATED INTEREST EXPENSE" means, for any period, the total
      -----------------------------
Consolidated interest expense (including, without limitation, the portion of any obligation under capital leases allocable to interest expense in accordance with
GAAP) of the Company and its Subsidiaries determined in accordance with GAAP for such period (calculated without regard to any limitation on the payment thereof).

     "CONSOLIDATED NET EARNINGS" means, for any period, Consolidated gross
      -------------------------
revenues of the Company and its Subsidiaries less all operating and non-operating expenses (including income taxes), but not including in gross revenues any gains or losses resulting from the sale, conversion or other disposition of assets, any gains resulting from the write-up of assets, any equity of the Company or any Subsidiary in the unremitted earnings of any corporation or any Person which is not a Wholly-Owned Subsidiary, any earnings of any Person acquired by the Company or any Subsidiary through purchase, merger, or consolidation prior to the date of such purchase, merger or consolidation, or any deferred credit representing the excess of equity in any Subsidiary at the date of acquisition over the cost of the investment in such Subsidiary, all determined in accordance with GAAP. Notwithstanding anything to the contrary contained in this definition, as long as the Company owns more than 50% of the Voting Stock of Blue Diamond, Consolidated Net Earnings attributable to Blue Diamond shall be included in Consolidated Net Earnings.

     "CONSOLIDATED NET EARNINGS AVAILABLE FOR RESTRICTED PAYMENTS" means twenty-
      -----------------------------------------------------------
five percent (25%) of Consolidated Net Earnings (minus 100% in case of a deficit) for the period taken as one accounting period commencing on January 1, 1992, to the date of any proposed dividend or similar distribution less the aggregate amount of all dividends and other distributions paid or declared by the Company on any class of its stock after January 1, 1992, and less the aggregate amount expended, directly or indirectly, after January 1, 1992, for the redemption, purchase or other acquisition of any shares of the Company's stock in excess of the net proceeds obtained by the Company from the sale of any class of that stock.

     "CONSOLIDATED NET INCOME" means, for any period, the total Consolidated net
      -----------------------
income (or net loss) of the Company and its Subsidiaries determined in accordance with GAAP for such period before gains or losses on sales of investments, sales of machinery and equipment and other extraordinary items.

     "CONSOLIDATED NET WORTH" means, at any date, the aggregate amount of
      ----------------------
capital stock (less treasury stock, capital stock subscribed and unissued and other contra-equity accounts), paid-in capital, surplus and retained earnings of the Company and its Subsidiaries, determined on a Consolidated basis in accordance with GAAP (other than the exceptions to GAAP set forth in the annual audited financial statements of the Company described in Section 5.7), excluding any intercompany transactions, intangibles (other than coal rights) and all Investments (other than those permitted by Section 9.4).

     "CONSOLIDATED SENIOR DEBT" means, at any date, Consolidated Funded Debt
      ------------------------
minus Subordinated Debt, as of such date.

     "CONSOLIDATED TOTAL DEBT" means, at any date, the Indebtedness for Borrowed
      -----------------------
Money of the Company and its Subsidiaries, determined on a Consolidated basis, as of such date.

     "CONTINGENCY AMOUNT" means all obligations of Blue Diamond arising under
      ------------------
the Contingency Agreement dated as of February __, 1998, by and among the Company, Blue Diamond and certain other parties thereto, which agreement is attached as Exhibit B to the Agreement of Merger dated as of February 11, 1998, by and among the Company, James River Coal Mergersub, Inc. and Blue Diamond.

     "CREDIT FACILITIES" means the Revolving Credit Facility and the L/C
      -----------------
Facility.

     "CURRENT MATURITIES OF LONG-TERM DEBT" means, for any twelve-month period,
      ------------------------------------
the sum of all principal scheduled to be paid during such period by the Company and its Subsidiaries with respect to long-term debt.

     "DEBT" of any Person means, at any date, without duplication, (i) all
      ----
obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable arising in the ordinary course of business), (iv) all obligations of such Person as lessee under capital leases,
(v) all obligations of such Person to purchase securities or other property which arise out of or in connection with the sale of the same or substantially similar securities or property, (vi) all non-contingent obligations of such Person to reimburse any bank or other person in respect of amounts paid under a letter of credit or similar instrument, (vii) all obligations of others secured by a Lien on any asset of such Person, and (viii) all obligations of others guaranteed by such Person.

     "DEFAULT" means any event or condition which, with the giving of notice or
      -------
passage of time, or both, would constitute an Event of Default.

     "DOCUMENTATION AGENT" means First Union in its capacity as Documentation
      -------------------
Agent hereunder, and any successor appointed pursuant to Section 11.9.

     "EASTERN TIME" means Eastern Standard Time or Eastern Daylight Savings
      ------------
Time, whichever shall be in effect on the date of determination.

     "EBITDA" means, for any period, (i) Consolidated Net Income for such
      ------
period, plus (ii) the aggregate amount deducted in determining such Consolidated Net Income for such period with respect to Consolidated Interest Expense, taxes, depreciation, amortization, other non-cash charges and non-recurring expenses; provided, however, that (i) for purposes of measuring EBITDA for the twelve-month period ending on June 30, 1998, any EBITDA for the preceding fiscal quarter attributable to the acquisition of Blue Diamond will be annualized by multiplying such EBITDA by four, (ii) for purposes of measuring EBITDA for the twelve-month period ending on September 30, 1998, any EBITDA for the preceding two fiscal quarters attributable to the acquisition of Blue Diamond will be annualized by multiplying such EBITDA by two, and (iii) for purposes of measuring EBITDA for the twelve-month period ending on December 31, 1998, any EBITDA for the preceding three fiscal quarters attributable to the acquisition of Blue Diamond will be annualized by multiplying such EBITDA by 1.33.

     "ELIGIBLE ASSIGNEE" means, with respect to any assignment of the rights,
      -----------------
interests and obligations of a Lender hereunder, a Person that is at the time of such assignment (a) a commercial bank organized under the laws of the United States or any state thereof, having combined capital and surplus in excess of $500,000,000, (b) a finance company, insurance company or other financial institution which in the ordinary course of business extends credit of the type extended hereunder and that has total assets in excess of $1,000,000,000, (c) already a Lender hereunder (whether as an original party to this Agreement or as the assignee of another Lender), (d) the successor (whether by transfer of assets, merger or otherwise) to all or substantially all of the commercial lending business of the assigning Lender, or (e) any other Person that has been approved in writing as an Eligible Assignee by the Company and the Syndication Agent.

     "ENVIRONMENTAL LAWS" means all federal, state, local and foreign laws
      ------------------
relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes (including, without limitation all waste materials subject to regulation under the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. (S)(S) 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. (S)(S) 6901 et seq., or applicable state law and any other applicable federal, state or local laws and the regulations now in force or hereafter enacted relating to hazardous waste disposal) and any materials present on any property owned or operated by the Company or any Subsidiary which have been shown to have significant adverse effects on human health or which are subject to regulation under the Toxic Substances Control Act, 15 U.S.C. (S)(S) 2601 et seq., applicable state law, or any other applicable federal, state or local laws now in force or hereafter enacted relating to toxic substances, which shall include, but not be limited to, asbestos, polychlorinated biphenyls (PCBs), petroleum products, and lead-based paints, in the environment (including without limitation ambient air, surface water, ground water, or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes, and any and all regulations, codes, plans, orders, decrees, judgments, injunctions, notices or demand letters issued, entered, promulgated or approved thereunder.

     "ERISA" means the Employee Retirement Income Security Act of 1974, together
      -----
with the rules and regulations promulgated thereunder, as in effect from time to time.

     "EVENT OF DEFAULT" means any of the Events of Default specified in Section
      ----------------
10.1.

     "EXISTING NATIONSBANK LETTERS OF CREDIT" means the letters of credit
      --------------------------------------
described on Exhibit F attached hereto.
             ---------

     "FEDERAL FUNDS RATE" means the rate per annum (rounded upwards, if
      ------------------
necessary, to the next higher 1/100th of 1%) representing the daily effective federal funds rate as quoted by the Administrative Agent and confirmed in Federal Reserve Board Statistical Release H.15 (519) or any successor or substitute publication selected by the Administrative Agent. If, for any reason, such rate is not available, then "Federal Funds Rate" shall mean a daily rate which is determined, in the opinion of the Administrative Agent, to be the rate at which federal funds are being offered for sale in the national federal funds market at 9:00 a.m. (Eastern Time). Rates for weekends or holidays shall be the same as the rate for the most immediate preceding Business Day.

     "FIRST RESERVE AGREEMENTS" means the Put/Call Agreement dated as of May 10,
      ------------------------
1994, among American Oil & Gas Investors, AmGo II, First Reserve Fund V, Limited Partnership, First Reserve Fund V-2, Limited Partnership, First Reserve Fund VI, Limited Partnership and the Company and the Second Put/Call Agreement dated as of June 14, 1995, by and among the same parties.

     "FIRST UNION" means First Union National Bank, a national banking
      -----------
association, and its successors.

     "FIXED CHARGE COVERAGE RATIO" means, for the twelve-month period ending on
      ---------------------------
the date of measurement, the ratio of (i) the sum of EBITDA for such twelve-month period and the Consolidated operating lease expense of the Company and its Subsidiaries for such twelve-month period minus Cash Taxes for such twelve-month period, to (ii) the sum of Current Maturities of Long-Term Debt for such twelve-month period, Consolidated Interest Expense for such twelve-month period, Capitalized Lease Obligations (excluding any portion thereof included in Consolidated Interest Expense) which were payable during such twelve-month period, the aggregate amount of mandatory preferred stock redemptions required to be made by the Company during such twelve-month period, the aggregate amount of preferred stock dividends paid by the Company during such twelve-month period and the Consolidated operating lease expense of the Company and its Subsidiaries for such twelve-month period.

     "FUNDED DEBT" of any Person means, at any date, all Indebtedness for
      -----------
Borrowed Money of such Person.

     "GAAP" means generally accepted accounting principles as in effect from
      ----
time to time, consistently applied, with respect to a corporation conducting a business the same as or similar to that of the Company and its Subsidiaries.

     "GOVERNMENTAL AUTHORITY" means the United States, any state or other
      ----------------------
political subdivision thereof and any court, agency, department, commission, board, bureau or instrumentality of any of the foregoing.

     "HAZARDOUS MATERIALS" means all materials defined as hazardous wastes or
      -------------------
substances under any Environmental Law and petroleum, petroleum products, oil and asbestos.

     "INDEBTEDNESS FOR BORROWED MONEY" of any Person means, at any date, without
      -------------------------------
duplication, (i) all obligations of such Person for borrowed money, which under GAAP is shown on the balance sheet of such Person as a liability (including Capitalized Lease Obligations), (ii) all indebtedness which is secured by any Lien on property owned by such Person, whether or not such indebtedness secured thereby shall have been assumed by such Person (other than with respect to a Permitted Contingent Obligation), (iii) all indebtedness of others of the type described in clauses (i), (ii) or (iv) of this definition with respect to which such Person has provided a guarantee, and (iv) all obligations of such Person for borrowed money incurred in connection with the redemption or purchase of such Person's capital stock.

     "INTEREST PERIOD" means, for each LIBOR Rate Loan, the period commencing on
      ---------------
the date of such LIBOR Rate Loan and ending on the last day of such period as selected by the Company pursuant to the provisions set forth below. The duration of each such Interest Period for a LIBOR Rate Loan shall be one (1), two (2), three (3) or six (6) months, subject in each case to availability and as the Company may, upon notice received by the Administrative Agent, select; provided, however, that whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided that if such extension would cause the last day of such Interest Period for a LIBOR Rate Loan to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day.

     "INVESTMENT" as applied to any Person means any direct or indirect purchase
      ----------
or other acquisition by such Person of stock or other securities of any other Person, or any direct or indirect loan, advance (other than advances to employees for moving and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by such Person to any other Person, including all debt and accounts receivable from such other Person which are not current assets or did not arise from sales to such other Person in the ordinary course of business.

     "ISSUING LENDER" means First Union in its capacity as issuer of any Letter
      --------------
of Credit, or any successor thereto.

     "L/C APPLICATION" means an application, in the form specified by the
      ---------------
Issuing Lender from time to time, requesting the Issuing Lender to issue a Letter of Credit.

     "L/C COMMITMENT" means Twenty-Five Million Dollars ($25,000,000.00).
      --------------

     "L/C FACILITY" means the letter of credit facility established pursuant to
      ------------
Section 4.

     "L/C FEE" means (i) .875% through and including June 30, 1998, and (ii)
      -------
thereafter shall be determined by reference to the Total Debt to EBITDA Ratio in accordance with the following table:

     TOTAL DEBT TO EBITDA RATIO                        L/C FEE
     --------------------------                        -------
     Higher than 3.0 to 1                               1.0%

     Higher than 2.25 to 1 but lower                   .875%
     than or equal to 3.0 to 1

     Higher than 1.50 to 1 but lower                    .75%
     than or equal to 2.25 to 1

     1.50 to 1 or lower                                 .50%

The L/C Fee shall be automatically adjusted as of the first day of the month following receipt by the Syndication Agent of Consolidated financial statements of the Company and its Subsidiaries pursuant to Section 7.1(a) or Section 7.1(b) demonstrating to the Syndication Agent's satisfaction that there has been a change in the Total Debt to EBITDA Ratio which would cause a change in the L/C Fee in accordance with the preceding table. At all times after and during the continuance of a Default or an Event of Default, the L/C Fee shall be 1.0%.

     "L/C OBLIGATIONS" means, at any time, an amount equal to the sum of (i) the
      ---------------
aggregate undrawn and unexpired amount of the then outstanding Letters of Credit and Existing NationsBank Letters of Credit and (ii) the aggregate amount of drawings under Letters of Credit and Existing NationsBank Letters of Credit which have not then been reimbursed.

     "L/C PARTICIPANTS" means the Lenders other than the Issuing Lender.
      ----------------

     "LENDER" means each person executing this Agreement as a Lender as set
      ------
forth on the signature pages hereto and each Person that hereafter becomes a party to this Agreement as a Lender pursuant to Section 12.10.

     "LETTERS OF CREDIT" shall have the meaning assigned thereto in Section 4.1.
      -----------------

     "LIBOR" means, for each LIBOR Rate Loan, that rate per annum (rounded
      -----
upward, if necessary, to the nearest 1/100 of 1%) determined by the Administrative Agent to be equal to the quotient of (i) the LIBOR Base for such LIBOR Rate Loan for the applicable Interest Period divided by (ii) one minus the LIBOR Reserve Percentage for such LIBOR Rate Loan for such Interest Period. The definition of LIBOR is illustrated by the following formula:

          LIBOR  =           LIBOR BASE
                   -----------------------------
                    1 - LIBOR RESERVE PERCENTAGE

     "LIBOR ADVANCE" means an Advance which by request of the Company is to bear
      -------------
interest at a rate based on LIBOR.

     "LIBOR BASE" as applicable to any Interest Period means the average
      ----------
(rounded upward, if necessary, to the next higher 1/100th of 1%) rate per annum at which deposits in dollars are offered in the London interbank market for the Interest Period selected by the Company in an amount approximately equal to $1,000,000 as such rate is reported by Telerate, Inc. on page 3750 at 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period or if such rate is not reported by Telerate, Inc., the rate per annum at which such dollar deposits are offered in the London interbank market on such date as reported by a successor reporting agency selected by the Administrative Agent.

     "LIBOR RATE LOAN" means a LIBOR Advance or a Revolving Credit Loan or
      ---------------
portion thereof which bears or is to bear interest based on LIBOR.

     "LIBOR RESERVE PERCENTAGE" means, for any LIBOR Rate Loan for any Interest
      ------------------------
Period therefor, the reserve percentage (expressed as a decimal) applicable during such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) (or if more than one such percentage is so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) for determining the maximum reserve requirement (including, without limitation, any marginal reserve requirement) for the Lenders in respect of liabilities or assets consisting of or including Eurocurrency Liabilities (as defined in Regulation D) having a term equal to such Interest Period.

     "LIEN" means, with respect to any asset, any mortgage, lien, pledge,
      ----
charge, security interest or encumbrance of any kind with respect to such asset. For purposes of this Agreement, a person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

     "LOAN DOCUMENTS" means this Agreement, the Revolving Credit Notes, the
      --------------
Swingline Note, the L/C Applications and all other documents and agreements executed in connection with this Agreement.

     "LOANS" means the collective reference to the Revolving Credit Loans and
      -----
the Swingline Loans; and "Loan" means any of such Loans.

     "NATIONSBANK" means NationsBank, N.A., a national banking association, and
      -----------
its successors.

     "NOTE AGREEMENT" means the Note Agreement dated as of June 20, 1995,
      --------------
between the Company and The Prudential Insurance Company of America and Pruco Life Insurance Company relating to the Company's $50,000,000 7.95% Senior Notes due June 15, 2003.

     "NOTES" means the collective reference to the Revolving Credit Notes and
      -----
the Swingline Note; and "Note" means any of such Notes.

     "NOTICE OF BORROWING" shall have the meaning assigned thereto in Section
      -------------------
3.1(a).

     "NOTICE OF INTEREST RATE ELECTION" shall have the meaning assigned thereto
      --------------------------------
in Section 3.1(b).

     "OBLIGATIONS" means, in each case, whether now in existence or hereafter
      -----------
arising: (a) the principal of and interest on (including interest accruing after the filing of any bankruptcy or similar petition) the Revolving Credit Loans and the Swingline Loans, (b) the L/C Obligations and (c) all other fees and commissions (including attorneys' fees), charges, indebtedness, loans, liabilities, financial accommodations, obligations, covenants and duties owing by the Company to the Lenders, the Syndication Agent, the Documentation Agent or the Administrative Agent, of every kind, nature and description, direct or indirect, absolute or contingent, due or to become due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any note, and whether or not for the payment of money under or with respect to this Agreement, any Revolving Credit Note, the Swingline Note, any Letter of Credit or any of the other Loan Documents.

     "PAYMENT DATE" means with respect to each LIBOR Rate Loan, the last day of
      ------------
the applicable Interest Period selected by the Company. Interest on LIBOR Rate Loans shall be due and payable as provided in Section 3.1(f)(ii).

     "PERMITTED CONTINGENT OBLIGATIONS" means (i) any letter of credit to secure
      --------------------------------
the Contingency Amount and letters of credit obtained in the ordinary course of business to secure obligations in connection with workers' compensation, black lung insurance obligations, surety (or performance) bonds or reclamation bonds not exceeding for all such letters of credit $25,000,000 in an aggregate stated amount to the extent such letters of credit have not been drawn on by the beneficiary thereof, (ii) any bonds issued by, or for the benefit of, the Company in the ordinary course of business, (iii) guarantees of coal sale contracts and/or mineral leases entered into in the ordinary course of business, and (iv) any indemnity or similar agreements entered into in the ordinary course of business relating to the matters set forth in clauses (i), (ii) or
(iii) above.

     "PERSON" means an individual, corporation, partnership, limited liability
      ------
company, association, joint-stock company, trust, unincorporated organization or joint venture, or a court or government or any agency or political subdivision thereof.

     "PREFERRED STOCK" means (i) that certain 11% Class A Cumulative Redeemable
      ---------------
Preferred Stock (par value $1,000 per share) of the Company and that certain 9.5% Class B Cumulative Redeemable Preferred Stock (par value $1,000 per share) of the Company, and (ii) that certain Adjustable Rate Class C Cumulative Redeemable Preferred Stock (par value $1,000 per share) of the Company and that certain Adjustable Rate Class D Cumulative Redeemable Preferred Stock (par value $1,000 per share) of the Company.

     "PRIME RATE" means the rate established by NationsBank from time to time as
      ----------
its "prime rate." The Company acknowledges and agrees that the Prime Rate is a reference used in determining interest rates on certain loans by NationsBank and is not intended to be the lowest rate of interest charged on any extension of credit to any customer.

     "REGISTER" shall have the meaning assigned thereto in Section 12.10(d).
      --------

     "REGULATION D" means Regulation D of the Board of Governors of the Federal
      ------------
Reserve System, as it may be amended from time to time.

     "REIMBURSEMENT OBLIGATION" means the obligation of the Company to reimburse
      ------------------------
the Issuing Lender pursuant to Section 4.5 for amounts drawn under Letters of Credit.

     "REPORTABLE EVENT" has the meaning specified therefor in Title IV of ERISA.
      ----------------

     "REQUIRED LENDERS" means, at any date, any combination of Lenders which
      ----------------
hold Commitment Percentages which aggregate at least sixty-six and two-thirds percent (66-2/3%).

     "RESTRICTED PAYMENTS" shall have the meaning assigned thereto in Section
      -------------------
9.3.

     "REVOLVING CREDIT FACILITY" means the Revolving Credit Facility established
      -------------------------
pursuant to Section 2.

     "REVOLVING CREDIT LOANS" means any revolving credit loan made to the
      ----------------------
Company pursuant to Section 2.1, and all such revolving credit loans collectively as the context requires.

     "REVOLVING CREDIT NOTES" means the collective reference to the Revolving
      ----------------------
Credit Notes made by the Company payable to the order of the Lenders, each substantially in the form of Exhibit A-1 hereto, evidencing the Revolving Credit
                             -----------
Loans of the Lenders, and any amendments and modifications thereto, any substitutes therefor and any replacements, restatements, renewals and extensions thereof; in whole or in part; "Revolving Credit Note" means any of such Revolving Credit Notes.

     "SENIOR DEBT TO EBITDA RATIO" means, as of the date of measurement, the
      ---------------------------
ratio of Consolidated Senior Debt as of such date to EBITDA for the twelve-month period ending on such date.

     "STOCKHOLDERS' AGREEMENT" means that certain Amended and Restated Stock
      -----------------------
Redemption and Shareholder Agreement dated as of October 1, 1994, as amended, among James B. Crawford, James D. Dotson and Michael A. Sandusky.

     "SUBORDINATED DEBT" means any Debt of the Company or any Subsidiary the
      -----------------
payment of which is subordinated to the payment of the Obligations, pursuant to a written subordination agreement satisfactory to the Required Lenders.

     "SUBSIDIARY" means any corporation of which more than fifty percent (50%)
      ----------
(by number of votes) of the Voting Stock is owned and controlled by the Company or by the Company and one or more Subsidiaries or by one or more Subsidiaries.

     "SWINGLINE COMMITMENT" means Fifteen Million Dollars ($15,000,000.00).
      --------------------

     "SWINGLINE INTEREST RATE" means the interest rate applicable to Swingline
      -----------------------
Loans quoted to the Company by the Swingline Lender and accepted by the Company from time to time.

     "SWINGLINE LENDER" means NationsBank in its capacity as swingline lender
      ----------------
hereunder.

     "SWINGLINE LOAN" means any swingline loan made by the Swingline Lender to
      --------------
the Company pursuant to Section 2.3, and all such swingline loans collectively as the context requires.

     "SWINGLINE NOTE" means the Swingline Note made by the Company payable to
      --------------
the order of the Swingline Lender, substantially in the form of Exhibit A-2
                                                                -----------
hereto, evidencing the Swingline Loans, and any amendments and modifications thereto, any substitutes therefor, and any replacements, restatements, renewals or extensions thereof, in whole or in part.

     "SWINGLINE TERMINATION DATE" means the earlier to occur of (a) the
      --------------------------
resignation of NationsBank as Administrative Agent in accordance with Section
11.9 and (b) the Commitment Termination Date.

     "SYNDICATION AGENT" means First Union in its capacity as Syndication Agent
      -----------------
hereunder, and any successor appointed pursuant to Section 11.9.

     "TOTAL DEBT TO EBITDA RATIO" means, as of any date of measurement, the
      --------------------------
ratio of Consolidated Total Debt as of such date to EBITDA for the twelve-month period ending on such date.

     "TYPE" shall refer, with respect to interest rates, to the Base Rate and to
      ----
a rate based on LIBOR. With respect to Revolving Credit Loans or Advances, "Type" shall refer to Base Rate Loans and LIBOR Rate Loans.

     "UNUSED COMMITMENT FEE" shall have the meaning assigned thereto in Section
      ---------------------
2.5(b).

     "UNUSED COMMITMENT FEE PERCENTAGE" means (i) .20% through and including
      --------------------------------
June 30, 1998, and (ii) thereafter shall be determined by reference to the Total Debt to EBITDA Ratio in accordance with the following table:

                                                              UNUSED
                                                          COMMITMENT FEE
          TOTAL DEBT TO EBITDA RATIO                        PERCENTAGE
          --------------------------                        ----------
          Higher than 3.0 to 1                                 .25%

          Higher than 2.25 to 1 but lower                      .20%
          than or equal to 3.0 to 1

          Higher than 1.50 to 1 but lower                      .15%
          than or equal to 2.25 to 1

          1.50 to 1 or lower                                  .125%

The Unused Commitment Fee Percentage shall be automatically adjusted as of the first day of the month following receipt by the Administrative Agent of Consolidated financial statements of the Company and its Subsidiaries pursuant to Section 7.1(a) or Section 7.1(b) demonstrating to the Administrative Agent's satisfaction that there has been a change in the Total Debt to EBITDA Ratio which would cause a change in the Unused Commitment Fee Percentage in accordance with the preceding table. At all times after and during the continuance of a Default or an Event of Default, the Unused Commitment Fee Percentage shall be
 .25%.

     "UCC" means the Uniform Commercial Code as in effect in the Commonwealth of
      ---
Virginia.

     "UNIFORM CUSTOMS" means the Uniform Customs and Practice for Documentary
      ---------------
Credits (1994 Revision), International Chamber of Commerce Publication No. 500.

     "VOTING STOCK" means securities of any class or classes, the holders of
      ------------
which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

     "WARRANT" means that warrant issued by JR Coal, Inc. in favor of General
      -------
Electric Capital Corporation entitling the holder thereof to purchase up to 1600 shares of common stock of JR Coal, Inc.

     "WHOLLY-OWNED SUBSIDIARY" means a Subsidiary of which all of the issued and
      -----------------------
outstanding shares of stock (except shares required as directors' qualifying shares) shall be owned by the Company and/or one or more of its Wholly-Owned Subsidiaries.

     "WILLIAMS HOLDINGS" means Williams Holdings of Delaware, Inc., a Delaware
      -----------------
corporation.

     1.2  MISCELLANEOUS.  Each definition of a document in this Section 1 (other
          -------------
than the definition of Note Agreement) shall include such document as modified, amended or supplemented from time to time. Except where the context otherwise requires, definitions imparting the singular shall include the plural and vice versa. Except where restricted, a reference to a party to a document includes that party and its successors and assigns.

     1.3  REFERENCES.  All references herein to Sections, Subsections, Exhibits
          ----------
and Schedules are references to Sections, Subsections, Exhibits and Schedules of or to this Agreement unless otherwise indicated.

                                   SECTION 2
                            REVOLVING CREDIT LOANS
                            ----------------------

     2.1  REVOLVING CREDIT.  Subject to the terms and conditions and relying
          ----------------
upon the representations and warranties set forth herein, each Lender severally agrees to make Revolving Credit Loans to the Company from time to time from the date hereof to but excluding the Commitment Termination Date as requested by the Company hereunder; provided that (a) the aggregate principal amount of all outstanding Revolving Credit Loans (after giving effect to any amount requested) shall not exceed the Aggregate Commitment minus the sum of all outstanding Swingline Loans and all L/C Obligations, and (b) the principal amount of outstanding Revolving Credit Loans from any Lender to the Company shall not at any time exceed such Lender's Commitment minus the sum of such Lender's Commitment Percentage of all outstanding Swingline Loans and such Lender's Commitment Percentage of all L/C Obligations. Each Revolving Credit Loan by a Lender shall be in a principal amount equal to such Lender's Commitment Percentage of the aggregate principal amount of Revolving Credit Loans requested on such occasion. Within such limits, the Company may borrow, repay and reborrow hereunder on or after the date hereof and prior to the Commitment Termination Date, subject to the terms, provisions and limitations set forth herein.

     2.2  REVOLVING CREDIT LOANS.  (a) The aggregate Revolving Credit Loans made
          ----------------------
in any one borrowing hereunder shall be in a principal amount of $2,000,000 or an integral multiple of $500,000 in excess thereof.

     (b) Each Revolving Credit Loan shall bear interest either at a rate based on LIBOR or at the Base Rate, as the Company may request subject to and in accordance with the provisions of Section 3.1. Each of the Lenders may at its option fund its Commitment Percentage of any LIBOR Rate Loan by causing a foreign branch or Affiliate of such Lender to fund such Lender's Commitment Percentage of such LIBOR Rate Loan, provided that any such exercise of such option shall not affect the obligation of the Company to repay such Revolving Credit Loan in accordance with the terms of the Revolving Credit Notes. Subject to the other provisions of this Section 2, including the provisions of Section 2.7, and subject to the provisions of Section 3.1(h), Revolving Credit Loans of more than one Type may be outstanding at the same time.

     2.3  SWINGLINE LOANS.  (a) Subject to the terms and conditions and relying
          ---------------
upon the representations and warranties set forth herein, the Swingline Lender, in its individual capacity, agrees to make Swingline Loans to the Company from time to time from the date hereof to but excluding the Swingline Termination Date as requested by the Company hereunder; provided that the aggregate principal amount of all outstanding Swingline Loans (after giving effect to any amount requested) shall not exceed the lesser of (i) the Aggregate Commitment minus the sum of all outstanding Revolving Credit Loans and all L/C Obligations, and (ii) the Swingline Commitment.


     (b)(i) Whenever the Company desires a Swingline Loan advance hereunder, it shall give telephone notice promptly confirmed in writing to the Swingline Lender not later than 12:00 noon (Eastern Time) on the Business Day of the requested Swingline Loan advance. Each such notice shall be irrevocable and shall specify (A) that a Swingline Loan advance is requested, (B) the date of the requested Swingline Loan advance (which shall be a Business Day) and (C) the principal amount of the Swingline Loan advance requested. Each Swingline Loan shall have such maturity date as the Company and the Swingline Lender shall agree upon receipt by the Swingline Lender of any such notice from the Company. The Swingline Lender shall initiate the transfer of funds representing the Swingline Loan advance to the Company by 3:00 p.m. (Eastern Time) on the Business Day of the requested borrowing.

     (ii) Each Swingline Loan shall be in a minimum principal amount of $100,000 and in integral multiples of $50,000 in excess thereof (or the remaining amount of the Swingline Commitment if less).

     (iii) The principal amount of all Swingline Loans shall be due and payable not later than 12:00 noon (Eastern Time) on the earlier to occur of (A) the maturity date agreed to by the Swingline Lender and the Company with respect to the applicable Swingline Loan, and (B) the Swingline Termination Date.


     (iv) The Swingline Lender may, at any time, in its sole discretion, by written notice to the Company and the Lenders, demand repayment of the outstanding Swingline Loans by way of an Advance of Revolving Credit Loans, in which case the Company shall be deemed to have requested an Advance of Base Rate Loans in the amount of such Swingline Loans; provided that any such demand shall be deemed to have been given one Business Day prior to the Swingline Termination Date and on the date of the occurrence of any Event of Default and upon acceleration of the Obligations under Section 10.2. Each Lender hereby irrevocably agrees to make its pro rata share of each such Revolving Credit Loan in the amount, in the manner and on the dates specified in the preceding sentence notwithstanding (A) the amount of such borrowing may not comply with the minimum amount of advances for Revolving Credit Loans otherwise required hereunder, (B) whether any conditions specified in Section 6 are then satisfied,
(C) whether a Default or an Event or Default then exists, (D) failure of any such request or deemed request for Revolving Credit Loans to be made by the time otherwise required hereunder, (E) whether the date of such borrowing is a date on which Revolving Credit Loans are otherwise permitted to be made hereunder, or
(F) any termination of the Commitments. In the event that any Revolving Credit Loans cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Company), each Lender hereby agrees that it shall forthwith purchase (as of the date such borrowing would otherwise have occurred, but adjusted for any payments received from the Company on or after such date and prior to such purchase) from the Swingline Lender such participations in the outstanding Swingline Loans as shall be necessary to cause each such Lender to share in such Swingline Loans ratably based upon its Commitment Percentage; provided that (A) all interest payable on the Swingline Loans shall be for the account of the Swingline Lender until the date as of which the respective participation is purchased, and (B) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing Lender shall be required to pay to the Swingline Lender, in accordance with the terms of Section 2.3(c) below, interest on the principal amount of participation purchased for each day from and including the day upon which such borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the rate equal to the Federal Funds Rate.


     (c) Each Swingline Loan shall bear interest at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the Swingline Interest Rate as it exists from time to time. Interest on the Swingline Loans shall be due and payable on the last day of each calendar quarter (i.e., each March 31, June 30, September 30 and December 31) and on the
         ----
Swingline Termination Date.

     2.4  NOTES.  (a)  Each Lender's Revolving Credit Loans and the obligation
          -----
of the Company to repay such Revolving Credit Loans shall be evidenced by a Revolving Credit Note executed by the Company payable to the order of such Lender representing the Company's obligation to pay such Lender's Commitment or, if less, the aggregate unpaid principal amount of all Revolving Credit Loans made and to be made by such Lender to the Company hereunder, plus interest and all other fees, charges and other amounts due thereon. Each Revolving Credit Note shall be dated the date hereof and shall bear interest on the unpaid principal amount thereof at the applicable interest rate per annum specified in
Section 3.

     (b) The Swingline Loans and the obligation of the Company to repay such Swingline Loans shall be evidenced by the Swingline Note executed by the Company payable to the order of the Swingline Lender representing the Company's obligation to pay the Swingline Lender's Swingline Commitment or, if less, the aggregate unpaid principal amount of all Swingline Loans made and to be made by the Swingline Lender to the Company hereunder, plus interest and all other fees, charges and other amounts due thereon. The Swingline Note shall be dated the date hereof and shall bear interest on the unpaid principal amount thereof as provided in Section 2.3(c).

     2.5  FEES.  (a)  The Company shall pay to the Syndication Agent, for the
          ----
account of the Lenders, on or before the date hereof, an upfront commitment fee with respect to the Revolving Credit Facility equal to the aggregate of (i) .001 multiplied by the Commitment of each Lender which committed to make its Commitment available hereunder on or before January 26, 1998, and (ii) .0006 multiplied by the Commitment of each Lender which committed to make its Commitment available hereunder after January 26, 1998, which upfront commitment fee will be fully earned and non-refundable once paid. The Syndication Agent will, promptly following its receipt thereof, distribute such upfront commitment fee to the Lenders, with each Lender which committed to make its Commitment available hereunder on or before January 26, 1998, receiving

 .001 multiplied by its Commitment, and with each other Lender receiving .0006 multiplied by its Commitment.

     (b) The Company shall pay to the Administrative Agent, for the account of the Lenders, on April 15, 1998, and quarterly in arrears thereafter on each July 15, October 15, January 15 and April 15 occurring prior to the Commitment Termination Date (in each case for the fees accrued for the quarter ending as of the last day of the immediately preceding month) and on the Commitment Termination Date, the aggregate unused commitment fee (the "Unused Commitment Fee") with respect to the Revolving Credit Facility due to the Lenders as described below based on the Unused Commitment Fee in effect on the date each installment of the Unused Commitment Fee is due. Each installment of the Unused Commitment Fee for each Lender shall be equal to (i) in the case of each Lender other than the Swingline Lender, the product of (A) the Unused Commitment Fee Percentage in effect on the date such installment is due, multiplied by (B) the daily average amount during the immediately preceding quarter or other period by which (x) such Lender's Commitment (as it may be reduced from time to time pursuant to Section 2.6) exceeded (y) the sum of such Lender's Commitment Percentage of all outstanding Revolving Credit Loans and such Lender's Commitment Percentage of all outstanding L/C Obligations, multiplied by (C) a fraction, the numerator of which is the number of days in the immediately preceding quarter or other period and the denominator of which is 360, and (ii) in the case of the Swingline Lender, the product of (A) the Unused Commitment Fee Percentage in effect on the date such installment is due, multiplied by (B) the daily average amount during the immediately preceding quarter or other period by which (x) the Swingline Lender's Commitment (as it may be reduced from time to time pursuant to Section 2.6) exceeded (y) the sum of the Swingline Lender's Commitment Percentage of all outstanding Revolving Credit Loans, the Swingline Lender's Commitment Percentage of all outstanding L/C Obligations and all outstanding Swingline Loans, multiplied by (C) a fraction, the numerator of which is the number of days in the immediately preceding quarter or other period and the denominator of which is 360. Each installment of the Unused Commitment Fee will be fully earned and non-refundable once paid. The Administrative Agent will, promptly following its receipt thereof, distribute each installment of the Unused Commitment Fee to the Lenders ratably in accordance with their respective shares thereof.

     (c) The Company shall pay to the Syndication Agent, for its own account, on or before the date hereof, the arrangement fee agreed to by the Company and the Syndication Agent, which arrangement fee will be fully earned and non-refundable once paid.

     (d) The Company shall pay to the Administrative Agent, for its own account, the fees agreed to by the Company and the Administrative Agent, each installment of which will be fully earned and non-refundable once paid.

     2.6  OPTIONAL REDUCTION OR TERMINATION OF COMMITMENT.  The Company may at
          -----------------------------------------------
any time and from time to time upon at least three (3) Business Days' prior notice to each of the Lenders reduce the Aggregate Commitment or terminate it in its entirety, without penalty or premium, provided that the amount of any such reduction shall be in the amount of $2,000,000 or an integral multiple of $500,000 in excess thereof. Such notice of reduction may be in writing or by telecopy or by telephone if promptly confirmed in writing. From the effective date of any such reduction or termination, the obligation of the Company to pay any subsequent installment of the Unused Commitment Fee under Section 2.5(b) shall thereupon correspondingly be reduced or cease.

     2.7  NOTICE AND MANNER OF BORROWING.  The Company shall give the
          ------------------------------
Administrative Agent notice of each requested Advance under this Section 2 as provided in Section 3.1(a) not later than 12:00 noon (Eastern Time) (i) on the date of such borrowing in the event that the borrowing will initially be made as a Base Rate Advance, or (ii) on the date which is three (3) Business Days prior to the date of such borrowing in the event that the borrowing will initially be made as a LIBOR Advance. Not later than 2:00 p.m. (Eastern Time) on the borrowing date specified in such notice, the Administrative Agent shall give facsimile notice to the Lenders of the requested Advance. Not later than 3:00 p.m. (Eastern Time) on the borrowing date specified in such notice, each Lender will wire such Lender's Commitment Percentage of such Advance to the Administrative Agent in immediately available funds. On the borrowing date specified in such notice, the Administrative Agent shall make the Advance by crediting NationsBank's Commitment Percentage thereof and, to the extent the Administrative Agent has received such other Lenders' Commitment Percentages thereof from the other Lenders, such other Lenders' Commitment Percentages thereof to the general deposit account of the Company maintained with the Administrative Agent. The Company acknowledges and agrees that the Lenders' obligations to make Advances under this Section 2 are several and not joint or joint and several and that no Lender shall have any obligation whatsoever with respect to any failure by another Lender to fund, or any delay by another Lender in funding, such other Lenders' Commitment Percentage of any Advance.

     2.8  PREPAYMENTS.  (a)  The Company shall have the right without premium or
          -----------
penalty, by giving irrevocable notice to the Administrative Agent not later than 12:00 noon (Eastern Time) on the Business Day on which the prepayment is to occur in the case of Base Rate Loans and three (3) Business Days prior to the Business Day on which the prepayment is to occur in the case of LIBOR Rate Loans, to prepay the Revolving Credit Loans in whole or to make partial prepayments in the amount of $2,000,000 or any multiple of $500,000 in excess thereof, at any time, provided that no prepayment may be made on any LIBOR Rate Loan except on a Payment Date unless at the time such prepayment is made the Company also pays to the Lenders all losses and out-of-pocket expenses incurred by the Lenders, or any of them, as a result of such prepayment, including, without limitation, the excess of (i) the interest that would have been received from the Company on the amount prepaid during the remaining portion of the Interest Period in question had the Company not prepaid such LIBOR Rate Loan or portion thereof, over (ii) the amount of interest which would have accrued on the amount prepaid if the Lenders had placed such funds on deposit with a prime bank in the London interbank borrowing market from the date of such prepayment until the end of such Interest Period, discounted in each case to present value using the interest rate then existing on U.S. Treasury obligations maturing as of the end of such Interest Period, as reasonably determined by the Administrative Agent.

     (b) If the aggregate principal amount of Revolving Credit Loans outstanding under this Section 2 at any time exceeds the Aggregate Commitment as it exists from time to time minus the sum of all outstanding Swingline Loans and all L/C Obligations, the Company shall, upon the request of any of the Lenders, immediately prepay the Revolving Credit Loans in an amount sufficient to eliminate such excess.

     (c)  The Company shall pay each prepayment made under Section 2.8(a) and
Section 2.8(b) to the Administrative Agent for the account of the Lenders. The Administrative Agent shall, promptly following its receipt of each such prepayment, distribute it to the Lenders ratably in accordance with their respective Commitment Percentages.

     2.9  ADJUSTMENTS.  If any Lender (a "Benefitted Lender") shall at any time
          -----------
receive any payment of all or part of its Revolving Credit Loans, or interest thereon, or if any Lender shall at any time receive any collateral with respect to its Revolving Credit Loans (whether voluntarily or involuntarily, by set-off or otherwise) in a greater proportion than any such payment to and collateral received by any other Lender, if any, with respect to such other Lender's Revolving Credit Loans, or interest thereon, such Benefitted Lender shall purchase for cash from the other Lenders such portion of each such other Lender's Revolving Credit Loans, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned to the extent of such recovery, but without interest. The Company agrees that each Lender so purchasing a portion of another Lender's Revolving Credit Loans may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

     2.10 LIMITATIONS ON ADVANCES.  The Company acknowledges and agrees that (i)
          -----------------------
the Lenders' several obligations to fund advances under this Section 2 shall terminate on the Commitment Termination Date, and (ii) no Lender shall have any obligation to fund any portion of any Advance hereunder which would result in the aggregate amount of Revolving Credit Loans funded by such Lender hereunder exceeding such Lender's Commitment minus the sum of such Lender's Commitment Percentage of all outstanding Swingline Loans and such Lender's Commitment Percentage of all L/C Obligations.

                                   SECTION 3
                            INTEREST RATES; NOTICES
                            -----------------------

     3.1  SELECTION OF INTEREST RATE OPTION.
          ---------------------------------

     (A)  AT TIME ADVANCE IS MADE.  Any Advance shall, at the option of the
          -----------------------
Company as provided in this Section 3 (and, in the case of LIBOR Advances, subject to the provisions of Sections 3.1(h), 3.3 and 3.4) be made either as a Base Rate Advance or a LIBOR Advance. Not later than 12:00 noon (i) on the date of borrowing in the event that the borrowing will initially be made as a Base Rate Advance, or (ii) on the date which is three (3) Business Days prior to the date of such borrowing in the event that the borrowing will initially be made as a LIBOR Advance, the Company shall give the Administrative Agent notice of each requested Advance by telephone immediately confirmed in writing substantially in the form attached hereto as Exhibit B (a "Notice of
                                                     ---------
Borrowing"). For each Advance, such Notice of Borrowing shall specify the Type of Advance, the requested funding date which shall be a Business Day, the aggregate amount of the proposed Advance, the Interest Period (except in the case of a Base Rate Advance), and if any portion of such Advance is to be of a different Type, or has a different Interest Period, the amount of such portion, the Type of Advance it will be, the Interest Period selected by the Company and the manner of disbursement. Each Advance shall be in the aggregate principal amount of $2,000,000, or an integral multiple of $500,000 in excess thereof, except a Base Rate Advance may be in an amount equal to the unused amount of the Aggregate Commitment.

     (B)  AFTER AN ADVANCE IS MADE.  The Company may from time to time elect to
          ------------------------
change or continue the Type of interest rate applicable to any Revolving Credit Loan or portion thereof (subject in each case to the provisions of this Section 3.1), as follows:

          (i) if such Revolving Credit Loan or portion thereof is bearing interest at the Base Rate, the Company may elect as of any Business Day to change the applicable rate to a rate based on LIBOR; and

          (ii) if such Revolving Credit Loan or portion thereof is bearing interest at a rate based on LIBOR, the Company may elect to change the Revolving Credit Loan or portion thereof to a Revolving Credit Loan bearing interest based on the Base Rate, or may elect to continue such Revolving Credit Loan at a rate based on LIBOR for an additional Interest Period, in each case beginning on the last day of the then current Interest Period applicable to such Revolving Credit Loan or portion thereof.

Each such election to change or continue the applicable Type of interest rate shall be made by notice by telephone immediately confirmed in writing substantially in the form attached hereto as Exhibit C (a "Notice of Interest
                                             ---------
Rate Election") to the Administrative Agent not later than 12:00 noon (Eastern
Time) (i) on the date the new Type of interest rate selected in such notice is to begin in the event that the new Type of interest rate is the Base Rate, or
(ii) on the date which is three (3) Business Days prior to the date the new Type of interest rate selected in such notice is to begin in the event that the new Type of interest rate is a rate based on LIBOR or three (3) Business Days prior to the date the additional Interest Period is to begin in the event that an additional Interest Period is chosen.

     (C)  FORM OF NOTICE.  Each Notice of Interest Rate Election shall specify
          --------------
with respect to the outstanding Revolving Credit Loan or portion thereof to which such notice applies:

          (i) the date on which the new Type of interest rate or additional Interest Period selected in such notice is to begin, which shall comply with the applicable clause of subsection (b) above;

          (ii) if the Type of interest rate borne by such Revolving Credit Loan or portion thereof is to be changed, the new Type selected and, if such new rate is based on LIBOR, the duration of the initial Interest Period; and

          (iii) if such Revolving Credit Loan or portion thereof is currently bearing interest at a rate based on LIBOR and such Type of interest rate is to be continued for an additional Interest Period, the duration of such additional Interest Period.

Each Interest Period specified in a Notice of Interest Rate Election shall comply with the provisions of the definition of Interest Period.

     (D)  ABSENCE OF NOTICE.  If the Company fails to deliver a timely Notice of
          -----------------
Interest Rate Election selecting a new Type of interest rate or an additional Interest Period for any Revolving Credit Loan or portion thereof bearing interest at a rate based on LIBOR, such Revolving Credit Loan or portion thereof shall bear interest at the Base Rate commencing on the last day of the then current Interest Period and continuing until the Company selects a different Type of interest rate for such Revolving Credit Loan or portion thereof as provided in this Section 3.1.

     (E)  INTEREST ON BASE RATE LOANS.
          ---------------------------

          (I)   RATE.  The Company shall pay interest on the unpaid principal
                ----
balance of each Base Rate Loan at a rate per annum equal to the Base Rate (with such rate to be reset as of the date of each change in the Base Rate).

          (II)  BASE, PAYMENT DATES.  Interest on the Base Rate Loans shall be
                -------------------
computed on the basis of the actual number of days elapsed over a year of 360 days and shall be due and payable on the last day of each calendar quarter (i.e., each March 31, June 30, September 30 and December 31) and on the
 ---
Commitment Termination Date. With respect to each interest payment due under this Section 3.1(e), the Company shall pay such interest payment to the Administrative Agent for the account of the Lenders. The Administrative Agent shall, promptly following its receipt of each such interest payment, distribute it to the Lenders ratably in accordance with their respective Commitment Percentages.

     (F)  INTEREST ON LIBOR BASE LOANS.
          ----------------------------

          (I)    RATE.  The Company shall pay interest on the unpaid principal
                 ----
amount of each LIBOR Rate Loan at a rate per annum equal to LIBOR plus the Applicable LIBOR Margin (with such rate to be reset as of the first day of each Interest Period and as of the date of each change in the Applicable LIBOR Margin). The Administrative Agent, whose determination shall be conclusive (absent manifest error), shall determine the applicable LIBOR for each Interest Period and shall notify the Company and each Lender of such LIBOR. The Company shall promptly notify the Administrative Agent by telecopy or telephone, and shall immediately confirm any such telephonic notice in writing, of its selection of a rate based on LIBOR and Interest Period for all or a portion of the Advance or outstanding principal balance, as the case may be.

          (II)   COMPUTATION, PAYMENT DATES.  Interest on each LIBOR Rate Loan
                 --------------------------
shall be computed on the basis of the actual number of days elapsed over a year of 360 days and shall be payable in arrears on the last day of each Interest Period and, if any such Interest Period is of six months duration, three months after it begins. With respect to each interest payment due under this Section 3.1(f), the Company shall pay such interest payment to the Administrative Agent for the account of the Lenders. The Administrative Agent shall, promptly following its receipt of each such interest payment, distribute it to the Lenders ratably in accordance with their respective Commitment Percentages.

          (III)  INCREASED OR DECREASED COSTS.  If either (A) the introduction
                 ----------------------------
of or any change (including, without limitation, any change by way of imposition or increase of reserve requirements other than those included in the computation of LIBOR but excluding any income tax on the overall income of the Lenders) after the date hereof in or in the interpretation of any law or regulation, or
(B) the compliance by the Lenders, or any of them, with any guideline or directive adopted or otherwise asserted after the date hereof by any central bank or other Governmental Authority (whether or not having the force of law), shall result in any actual increase in the cost to the Lenders, or any of them, of making, funding or maintaining LIBOR Rate Loans or reduce the amount receivable by the Lenders, or any of them, on any such LIBOR Rate Loans, then the Company shall from time to time, upon demand by the Lenders, or any of them, pay to such Lender or Lenders additional amounts sufficient to indemnify such Lender or Lenders against such increased cost actually incurred or reduction in amount actually received. If either (x) the introduction of or any change (including, without limitation, any change by way of decrease of reserve requirements other than those included in the computation of LIBOR but excluding any income tax on the overall income of the Lenders) after the date hereof in or in the interpretation of any law or regulation, or (y) the compliance by the Lenders, or any of them, with any guideline or directive adopted or otherwise asserted after the date hereof by any central bank or other Governmental Authority (whether or not having the force of law), shall result in any actual decrease in the cost to the Lenders, or any of them, of making, funding or maintaining LIBOR Rate Loans or increase the amount receivable by the Lenders, or any of them, on any such LIBOR Rate Loans, then such Lender or Lenders shall from time to time reduce the amount payable by the Company to such Lender or Lenders by the amount of such decrease in cost actually incurred or increase in amount actually received. A certificate in reasonable detail as to the amount of such increased or reduced cost or reduction or increase in amount received and method of calculation shall be submitted to the Company by the applicable Lender or Lenders and shall be conclusive absent manifest error.

     (G)  INTEREST ON ADVANCE IF NO NOTICE IS GIVEN OF SELECTION OF INTEREST
          ------------------------------------------------------------------
RATE OPTION. If the Company fails to give the Administrative Agent timely notice
-----------
of its election to have any Advance bear interest at a rate based on LIBOR or the Interest Period applicable thereto, such Advance shall automatically bear interest at the Base Rate.

     (H)  LIBOR CONTRACTS.  At no time may the number of outstanding LIBOR Rate
          ---------------
Loans exceed five (5). For purposes of this Section 3.1(h), each Advance, Revolving Credit Loan or portion of a Revolving Credit Loan bearing interest at a rate based on LIBOR but with a different Interest Period shall be counted separately.

     3.2  PAYMENTS AND COMPUTATIONS.  Each payment by the Company hereunder and
          -------------------------
under the Revolving Credit Notes shall be made not later than 12:00 noon (Eastern Time) on the day when due, in lawful money of the United States of America and in Federal or other immediately available funds, by payment of such funds to the Administrative Agent for the account of the Lenders. The Administrative Agent shall, promptly following its receipt of each such payment, distribute it to the Lenders ratably in accordance with their respective Commitment Percentages. Amounts received after 12:00 noon (Eastern Time) on any day shall be deemed received on the next succeeding Business Day. Whenever any payment to be made under this Agreement or any of the Notes shall be stated to be due on a day other than a Business Day, except as otherwise provided in the definition of Interest Period, such payment shall be made on the next succeeding Business Day and such extension of time shall in such case be included in the computation of interest.

     3.3  LIBOR INADEQUATE OR UNFAIR.  If before the beginning of any Interest
          --------------------------
Period for any LIBOR Rate Loan, by reason of circumstances affecting the London interbank market generally, deposits in dollars are not being offered to the Lenders, or any of them, in amounts approximately equal to the principal amount of the LIBOR Rate Loan, the Syndication Agent shall forthwith give notice thereof to the Company, whereupon (unless the Company and the Lenders shall have agreed on an alternative method of determining the interest rate for such LIBOR Rate Loan) no further LIBOR Rate Loans shall be made and no outstanding Revolving Credit Loan or portion thereof shall be converted to a LIBOR Rate Loan so long as the circumstances giving rise to such notice continue to exist, and any then outstanding LIBOR Rate Loans shall, as of the expiration of the then current Interest Period with respect to such LIBOR Rate Loan, be automatically converted to a Base Rate Loan.

     3.4  CHANGES IN LAW RENDERING A LIBOR LOAN UNLAWFUL.  If, after the date of
          ----------------------------------------------
this Agreement, the introduction of, or any change in, any applicable law, rule or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by the Lenders, or any of them, with any guideline or directive (whether or not having the force of law) of any such Governmental Authority, shall make it unlawful or impossible for the Lenders, or any of them, to make, maintain or fund a LIBOR Rate Loan, the Syndication Agent shall promptly notify the Company, and the obligation of the Lenders to make, or convert to, a LIBOR Rate Loan shall forthwith be suspended for the duration of such illegality or impossibility. Upon such notice, on either (a) the last day of the then current Interest Period applicable to each such LIBOR Rate Loan if all of the Lenders may lawfully continue to maintain each such LIBOR Rate Loan to such day or days, or (b) immediately if any of the Lenders may not lawfully continue to maintain such LIBOR Rate Loan to such day or days, any LIBOR Rate Loan then outstanding shall be automatically converted to a Base Rate Loan. If the Company repays any LIBOR Rate Loans pursuant to clause (b) of this Section 3.4 on a day other than a Payment Date, it will reimburse each Lender, on demand, for any loss or out-of-pocket expense incurred by such Lender, in connection with such prepayment. Such loss or out-of-pocket expense shall include, without limitation, expenses incurred by such Lender, in connection with the re-employment of the funds prepaid in an amount equal to the excess of (i) the interest that would have been received from the Company on the amount so re-employed during the remaining portion of the Interest Period in question had the Company not prepaid such LIBOR Rate Loan over (ii) the amount of interest which would have accrued on such funds if such Lender had placed such funds on deposit with a prime bank in the London interbank borrowing market from the date of such prepayment until the end of such Interest Period, discounted in each case to present value using the interest rate then existing on U.S. Treasury obligations maturing as of the end of such Interest Period, as reasonably determined by the Syndication Agent. A certificate in reasonable detail setting forth the calculation of such loss or expense, including the amount and method of calculation, shall be submitted to the Company by the Lender or Lenders requesting such reimbursement and, in the absence of manifest error, shall be conclusive.

     3.5  REIMBURSEMENT AND INDEMNIFICATION.  The Company shall indemnify each
          ---------------------------------
Lender against any reasonable losses or out-of-pocket expenses incurred by such Lender as a result of (i) any failure by the Company to borrow any LIBOR Advance after having given notice of its intention to borrow in accordance with Section
3.1 (whether by reason of the Company's election not to proceed or the non-fulfillment of any of the conditions set forth in this Agreement), (ii) any payment, prepayment, or conversion of any LIBOR Rate Loan other than on the Payment Date for such LIBOR Rate Loan, (iii) failure by the Company to pay the principal amount of any LIBOR Rate Loan when due (whether at the stated maturity, by reason of acceleration or otherwise), (iv) failure by the Company to convert an Advance or Revolving Credit Loan or portion thereof into another Type of Advance or Revolving Credit Loan after having given notice of conversion, or (v) any failure by the Company to fulfill, on or before the date specified for such Advance, the applicable conditions set forth in this Agreement, including without limitation, all such losses and out-of-pocket expenses incurred by reason of the liquidation or re-employment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender when such Advance, as a result of such failure, is not made on such date. A certificate in reasonable detail setting forth the calculation of such loss or expense, including the amount and method of calculation, shall be submitted to the Company by the Lender requesting such indemnification and, in the absence of manifest error, shall be conclusive.

     3.6  DEFAULT RATE.  Subject to Section 10.3, at the discretion of the
          ------------
Syndication Agent and the Required Lenders, upon the occurrence and during the continuance of an Event of Default, (i) no further LIBOR Advances shall be made and no outstanding Revolving Credit Loan shall be converted to a LIBOR Rate Loan, (ii) all outstanding LIBOR Rate Loans shall bear interest at a rate per annum two percent (2%) in excess of the rate that would otherwise be applicable thereto until the end of the applicable Interest Period and thereafter at a rate two percent (2%) in excess of the rate then applicable to Base Rate Loans, and
(iii) all outstanding Base Rate Loans shall bear interest at a rate per annum two percent (2%) in excess of the rate then applicable to Base Rate Loans.

                                   SECTION 4
                           LETTER OF CREDIT FACILITY
                           -------------------------

     4.1  L/C COMMITMENT.  Subject to the terms and conditions hereof, the
          --------------
Issuing Lender, in reliance on the agreements of the other Lenders set forth in
Section 4.4(a), agrees to issue letters of credit (the "Letters of Credit") for the account of the Company or the Company and one or more Subsidiaries on any Business Day from the date hereof to but excluding the Commitment Termination Date in such form as may be approved from time to time by the Issuing Lender; provided that the Issuing Lender shall have no obligation to issue any Letter of Credit if, after giving effect to such issuance, the L/C Obligations would exceed the lesser of (i) the Aggregate Commitment less the sum of all outstanding Revolving Credit Loans and all outstanding Swingline Loans and (ii) the L/C Commitment less the L/C Obligations attributable to the Existing NationsBank Letters of Credit. Each Letter of Credit shall (i) be denominated in United States Dollars in a minimum amount of $50,000, (ii) be a standby letter of credit issued to support the Contingency Amount or obligations of the Company or the Company and one or more of its Subsidiaries, contingent or otherwise, with respect to environmental and insurance matters and other corporate purposes incurred in the ordinary course of business, (iii) expire on a date satisfactory to the Issuing Lender, which date shall be no later than the Commitment Termination Date and (iv) be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the Commonwealth of Virginia. The Issuing Lender shall not at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable law. References herein to "issue" and derivations thereof with respect to Letters of Credit shall also include extensions or modifications of any existing Letters of Credit, unless the context otherwise requires.

     4.2  PROCEDURE FOR ISSUANCE OF LETTERS OF CREDIT.  The Company may from
          -------------------------------------------
time to time request that the Issuing Lender issue a Letter of Credit by delivering to the Issuing Lender a L/C Application therefor, completed to the satisfaction of the Issuing Lender, and such other certificates, documents and other papers and information as the Issuing Lender may request. Upon receipt of any L/C Application, the Issuing Lender shall process such L/C Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall, subject to Section 4.1 and Section 6, promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing

Lender be required to issue any Letter of Credit earlier than three (3) Business Days after its receipt of the L/C Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by the Issuing Lender and the Company. The Issuing Lender shall furnish to the Company a copy of such Letter of Credit and furnish to each Lender a copy of such Letter of Credit and the amount of each Lender's participation therein, all promptly following the issuance of such Letter of Credit.

     4.3  COMMISSIONS AND OTHER CHARGES.
          -----------------------------

     (A)  ANNUAL LETTER OF CREDIT COMMISSION.  The Company shall pay to the
          ----------------------------------
Syndication Agent, for the account of the Issuing Lender and the L/C Participants, an annual letter of credit commission with respect to each Letter of Credit in an amount equal to the L/C Fee in effect from time to time. The annual letter of credit commission for each Letter of Credit shall be payable annually in advance on the date the Letter of Credit is issued and on each anniversary of such date occurring prior to the date such Letter of Credit expires or is otherwise terminated, and each installment of such annual letter of credit commission shall be equal to the product of (i) the face amount of the Letter of Credit, times (ii) the L/C Fee in effect on the day such annual installment is due; provided that, if the remaining term of such Letter of Credit on the date any installment of the annual letter of credit commission is due is less than a full year, the annual letter of credit commission due on such date shall be prorated based on the remaining term of the Letter of Credit. The Company shall be entitled to a pro rata refund of any annual letter of credit commission installment paid to the extent that it has been paid in advance for a full year and the applicable Letter of Credit expires or is otherwise terminated prior to the end of such year.

     (B)  PAYMENTS TO L/C PARTICIPANTS.  The Syndication Agent shall, promptly
          ----------------------------
following its receipt thereof, distribute to the Issuing Lender and the L/C Participants ratably in accordance with their respective Commitment Percentages all annual letter of credit commissions received by the Syndication Agent; provided that, in the event that any portion of any such annual letter of credit commission is required to be refunded to the Company as provided in Section 4.3(a), each L/C Participant shall return to the Syndication Agent its Commitment Percentage of the amount required to be refunded.

     (C)  ISSUING COMMISSION.  In addition to the annual letter of credit
          ------------------
commission described above, the Company shall pay to the Syndication Agent, for the account of the Issuing Lender, a one-time issuance commission of one-sixteenth of one percent (1/16th of 1%) of the face amount of each Letter of Credit. The issuance commission for each Letter of Credit shall be payable in advance on the date the Letter of Credit is issued and shall be equal to the product of (i) the face amount of the Letter of Credit, times (ii) 1/16th of 1%.

     4.4  L/C PARTICIPATIONS.
          ------------------

     (A)  GRANT AND ACCEPTANCE OF PARTICIPATIONS. The Issuing Lender irrevocably
          --------------------------------------
agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Commitment Percentage of the Issuing Lender's obligations and rights under each Letter of Credit issued hereunder (other than the annual issuing commission) and the amount of each draft paid by the Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit for which the Issuing Lender is not reimbursed in full by the Company in accordance with the terms of this Agreement, such L/C Participant shall pay to the Issuing Lender upon demand an amount equal to such L/C Participant's Commitment Percentage of the amount of such draft, or any part thereof, which is not so reimbursed.

     (B)  PAYMENTS BY L/C PARTICIPANTS.  Upon becoming aware of any amount
          ----------------------------
required to be paid by any L/C Participant to the Issuing Lender pursuant to
Section 4.4(a) in respect of any unreimbursed portion of any payment made by the Issuing Lender under any Letter of Credit, the Issuing Lender shall notify each L/C Participant of the amount and due date of such required payment and such L/C Participant shall pay to the Issuing Lender the amount specified on the applicable due date. If any such amount is paid to the Issuing Lender after the date such payment is due, such L/C Participant shall pay to the Issuing Lender on demand, in addition to such amount, the product of (i) such amount, times
(ii) the daily average Federal Funds Rate as determined by the Syndication Agent during the period from and including the date such payment is due to the date on which such payment is immediately available to the Issuing Lender, times (iii) a fraction, the numerator of which is the number of days that elapse during such period and the denominator of which is 360. A certificate of the Issuing Lender with respect to any amounts owing under this Section 4.4(b) shall be conclusive in the absence of manifest error. With respect to payment to the Issuing Lender of the unreimbursed amounts described in this Section 4.4(b), if the L/C Participants receive notice that any such payment is due (A) prior to 1:00 p.m. (Eastern Time) on any Business Day, such payment shall be due that Business Day, and (B) after 1:00 p.m. (Eastern Time) on any Business Day, such payment shall be due on the following Business Day.

     (C)  REVERSAL OF PAYMENTS.  Whenever, at any time after the Issuing Lender
          --------------------
has made payment under any Letter of Credit and has received from any L/C Participant its Commitment Percentage of such payment in accordance with this
Section 4.4, the Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Company or otherwise), or any payment of interest on account thereof, the Issuing Lender will distribute to such L/C Participant its pro rata share thereof; provided that in the event that any such payment received by the Issuing Lender shall be required to be returned by the Issuing Lender, such L/C Participant shall return to the Issuing Lender the portion thereof previously distributed by the Issuing Lender to it.

     4.5  REIMBURSEMENT OBLIGATION OF THE COMPANY.  The Company agrees to
          ---------------------------------------
reimburse the Issuing Lender on each date on which the Issuing Lender notifies the Company of the date and amount of a draft paid under any Letter of Credit for the amount of (a) such draft so paid and (b) any taxes, fees, charges or other costs or expenses reasonably incurred by the Issuing Lender in connection with such payment. Each such payment shall be made to the Issuing Lender at its address for notices specified herein in lawful money of the United States and in immediately available funds. Interest shall be payable on any and all amounts remaining unpaid by the Company under this Section 4 from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full at the rate which would be payable on any outstanding Base Rate Loan which was then overdue. If the Company fails to timely reimburse the Issuing Lender on the date the Company receives the notice referred to in this
Section 4.5, the Company shall be deemed to have timely given a Notice of Borrowing hereunder to the Administrative Agent requesting the Lenders to make a Base Rate Loan on such date in an amount equal to the amount of such drawing and, regardless of whether or not the conditions precedent specified in Section 6 have been satisfied, the Lenders shall make Revolving Credit Loans in such amount, the proceeds of which shall be applied to reimburse the Issuing Lender for the amount of the related drawing and costs and expenses.

     4.6  OBLIGATIONS ABSOLUTE.  The Company's obligations under this Section 4
          --------------------
shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Company may have or have had against the Issuing Lender or any beneficiary of a Letter of Credit. The Company also agrees with the Issuing Lender that the Issuing Lender shall not be responsible for, and the Company's reimbursement obligation under Section 4.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Company and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Company against any beneficiary of such Letter of Credit or any such transferee. The Issuing Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions caused by the Issuing Lender's gross negligence or willful misconduct. The Company agrees that any action taken or omitted by the Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Customs and, to the extent not inconsistent therewith, the UCC shall be binding on the Company and shall not result in any liability of the Issuing Lender to the Company. The responsibility of the Issuing Lender to the Company in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in conformity with such Letter of Credit.

     4.7  EFFECT OF L/C APPLICATION.  To the extent that any provision of any
          -------------------------
L/C Application related to any Letter of Credit is inconsistent with the provisions of this Section 4, the provisions of this Section 4 shall control.

     4.8  EXISTING NATIONSBANK LETTERS OF CREDIT.  The Issuing Lender, each L/C
          --------------------------------------
Participant and NationsBank acknowledge and agree that the Existing NationsBank Letters of Credit will remain outstanding until they expire or are otherwise terminated or until they are replaced with Letters of Credit issued hereunder. NationsBank hereby irrevocably agrees to grant and hereby grants to the Issuing Lender and each L/C Participant, and, to induce NationsBank to permit the Existing NationsBank Letters of Credit to remain outstanding, the Issuing Lender and each L/C Participant irrevocably agree to accept and purchase and hereby accept and purchase from NationsBank for their respective own accounts and risk an undivided interest, equal to such Issuing Lender's and such L/C Participants' respective Commitment Percentages, of NationsBank's obligations and rights under each Existing NationsBank Letter of Credit and the amount of each draft paid by NationsBank thereunder. The Issuing Lender and each L/C Participant unconditionally and irrevocably agree with NationsBank that, if a draft is paid under any Existing NationsBank Letter of Credit for which NationsBank is not reimbursed in full by the Company, the Issuing Lender and the L/C Participants shall pay to NationsBank upon demand an amount equal to their respective Commitment Percentages of the amount of such draft, or any part thereof, which is not so reimbursed.

                                   SECTION 5
                                REPRESENTATIONS
                                ---------------

     The Company represents and warrants to each of the Lenders that:

     5.1  SUBSIDIARIES.  The Company has the following Subsidiaries as of the
          ------------
date hereof and no others:

               JR Coal, Inc.
               Bledsoe Coal Corporation
               James River Coal Service Company
               Leeco, Inc.
               Bell County Coal Corporation
               James River Coal Sales, Inc.
               Johns Creek Elkhorn Coal Corporation
               McCoy Elkhorn Coal Corporation
               Johns Creek Coal Company
               Pike County Resources, Inc.
               Kimkev Mining Corporation
               Primary Energies Corporation
               Transco Coal Company
               Stansbury & Company, Inc.
               Bledsoe Coal Leasing Company

               Typo Mining, Inc.
               McKinley Corporation

Each such Subsidiary is a Wholly-Owned Subsidiary.

     5.2  GOOD STANDING.  Each of the Company and its Subsidiaries is a
          -------------
corporation organized and existing in good standing under the laws of the jurisdiction of its incorporation, and each such corporation has the corporate power to own its property and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned by it therein or in which the transaction of its business makes such qualification necessary and in which the failure so to qualify would have a material adverse effect on the financial condition or operations of the Company and its Subsidiaries on a Consolidated basis.

     5.3  CORPORATE AUTHORITY.  The Company has full corporate power and
          -------------------
authority to enter into this Agreement, to make the borrowings hereunder, to execute and deliver the Revolving Credit Notes and the Swingline Note and to incur the obligations provided for herein and therein, all of which have been duly authorized by all proper and necessary corporate action. The Company and each Subsidiary which is a party thereto have or will have full corporate power and authority to execute and deliver each L/C Application at the time it is delivered and to incur the obligations provided for therein, all of which have been or at the time of such delivery will have been duly authorized by all proper and necessary corporate action. No consent or approval of shareholders of the Company or consent or approval of, notice to or filing with, any Governmental Authority is required as a condition to the validity of this Agreement, any of the Revolving Credit Notes, the Swingline Note, any L/C Application or any other Loan Document.

     5.4  BINDING AGREEMENTS.  This Agreement constitutes, each of the Revolving
          ------------------
Credit Notes and the Swingline Note when issued and delivered pursuant hereto for value received will constitute and each L/C Application when executed and delivered to the Issuing Lender will constitute, the valid and binding obligations of the Company and the applicable Subsidiaries enforceable in accordance with their respective terms.

     5.5  LITIGATION.  Except as disclosed on Schedule 5.5, there are no
          ----------                          ------------
proceedings pending or, so far as the officers of the Company know, threatened before any court or administrative agency that, in the opinion of the officers of the Company, will materially adversely affect the financial condition or operations of the Company and its Subsidiaries on a Consolidated basis or affect the validity or enforceability of this Agreement, any of the Revolving Credit Notes, the Swingline Note, any L/C Application or any other Loan Document.

     5.6  NO CONFLICTING AGREEMENTS.  There is no provision of the charter or
          -------------------------
bylaws of the Company or any of its Subsidiaries and no provision of any existing mortgage or indenture binding on the Company or any Subsidiary or affecting their respective properties, and no provision of any other contract or agreement binding on the Company or any Subsidiary or affecting their respective properties which is (or together with other similar contracts and agreements is) material to the operations, income, business prospects, financial condition or assets of the Company and its Subsidiaries considered as a whole, or that would conflict with or in any way prevent the execution, delivery, or carrying out of the terms of this Agreement, any of the Revolving Credit Notes, the Swingline Note, any L/C Application or any other Loan Document.

     5.7  FINANCIAL CONDITION.  The Consolidated balance sheet of the Company
          -------------------
and its Subsidiaries as of December 31, 1997, and the related Consolidated statements of income and retained earnings and cash flows for the period then ended, certified by KPMG Peat Marwick, LLP, heretofore delivered to the Lenders, are complete and correct and fairly present the Consolidated financial condition of the Company and its Subsidiaries and the Consolidated results of operations and cash flows as of the date and for the periods referred to therein and have been prepared in accordance with GAAP. There are no material liabilities, direct or indirect, fixed or contingent, of the Company or any of its Subsidiaries as of the date of such balance sheet that are not reflected therein or in the notes thereto or that have not been otherwise disclosed to each of the Lenders in writing. There has been no material adverse change in the financial condition, business prospects or operations of the Company or any of its Subsidiaries since the date of such balance sheet, and there has been no other material adverse change in the Company or any of its Subsidiaries since such date.

     5.8  TITLE TO PROPERTIES.  Each of the Company and its Subsidiaries has
          -------------------
good and indefeasible title to its real properties (other than properties which it leases) and good title to all of its other properties and assets, including the properties and assets reflected in the Consolidated balance sheet referred to in Section 5.7 above (except for properties and assets disposed of in the ordinary course of business), subject to no Lien of any kind except liens permitted by Section 9.2. All leases necessary in any material respect for the conduct of the respective businesses of the Company and its Subsidiaries are valid and subsisting and are in full force and effect.

     5.9  DISCLOSURE.  Neither this Agreement nor any other document,
          ----------
certificate or statement furnished to the Lenders, or any of them, in writing by or on behalf of the Company in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. Although the Company offers no assurances as to future events, the proforma Consolidated income statement forecast 1997-2006, the proforma balance sheet forecast 1997-2006, and the proforma Consolidated statement of changes in financial position forecast 1997-2006, as last revised and supplemented and delivered to the Lenders, were prepared on the basis of reasonable assumptions (based upon the facts available to the Company at the time the assumptions were made) regarding the Company and the Subsidiaries and their projected growth and performance. Further, nothing has come to the attention of the Company since the making of such assumptions, which would make such assumptions invalid or unreasonable in any respect if the Company were to make such assumptions as of the date of the execution hereof. There is no fact peculiar to the Company or any of its Subsidiaries which materially adversely affects or in the future is likely (so far as the Company can now reasonably foresee) materially and adversely to affect the business, property or assets, or financial condition of the Company or any of its Subsidiaries and which has not been set forth in this Agreement or in the other documents, certificates and statements furnished to the Lenders by or on behalf of the Company prior to the date hereof in connection with the transactions contemplated hereby.

     5.10 EMPLOYEE BENEFIT PENSION PLANS.  No fact, including but not limited to
          ------------------------------
any Reportable Event, exists in connection with any employee benefit plan of the Company or any Subsidiary covered by ERISA (including any plan of any member of a controlled group of corporations and all trades and businesses (whether or not incorporated) under common control which, together with the Company or any of its Subsidiaries covered by ERISA, are treated as a single employer under
Section 414 of the Internal Revenue Code of 1986, as amended), which might constitute grounds for the complete termination of any such plan by the PBGC or for the appointment of any trustee to administer any such plan by the appropriate United States District Court and which could have a material adverse effect on the Company or its ability to perform its obligations hereunder.

     5.11 TAXES.  Except as disclosed on Schedule 5.11, each of the Company and
          -----                          -------------
its Subsidiaries has filed or caused to be filed all tax returns which are required to have been filed by it pursuant to applicable law. Each of the Company and its Subsidiaries has paid, or made provisions for the payment of, all taxes, assessments, fees and other governmental charges which have or may have become due pursuant to those returns or otherwise, or pursuant to any assessment received by the Company or such Subsidiary, except such taxes that are being contested in good faith and by appropriate proceedings and as to which adequate reserves (determined in accordance with GAAP) have been provided, and no tax liens (except related solely to taxes not yet due) have been filed and, to the best knowledge of the Company, no claims are being asserted against the Company or any Subsidiary with respect to any such taxes, fees or other charges.

     5.12 NO DEFAULTS.  Neither the Company nor any of its Subsidiaries is in
          -----------
default in the payment of principal of or any interest on any indebtedness for borrowed money, and neither the Company nor any of its Subsidiaries is in default under any instrument under or subject to which any such indebtedness has been incurred, and no event has occurred under the provisions of any such instrument which, with the giving of notice or the lapse of time, or both, would constitute an event of default thereunder.

     5.13 FEDERAL REGULATIONS.  No part of the proceeds of the Revolving Credit
          -------------------
Loans or the Swingline Loans will be used, directly or indirectly, by the Company for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect or for any other purpose which violates the provisions of the regulations of such Board of Governors.

     5.14 ENVIRONMENTAL COMPLIANCE.  Each of the Company and its Subsidiaries
          ------------------------
and each of their respective properties and assets are in compliance with all Environmental Laws except where a failure to be in compliance would not have a material adverse effect on the financial condition or operations of the Company and its Subsidiaries on a Consolidated basis.

     5.15 MATERIAL CONTRACTS.  Except for the contracts specified on Schedule
          ------------------                                         --------
5.15, neither the Company nor any of its Subsidiaries is a party to any
----
contract, the termination of which would have a material adverse effect on the business, condition or operations of the Company and its Subsidiaries on a Consolidated basis.

     5.16 CONTROLLING STOCKHOLDERS.  James B. Crawford and other members of the
          ------------------------
Company's senior management own and control not less than twenty-five percent (25%) of the Voting Stock of the Company, and James B. Crawford is the chief executive officer of the Company (there being no more senior management position of the Company).

                                   SECTION 6
              CONDITIONS OF LENDING AND ISSUING LETTERS OF CREDIT
              ---------------------------------------------------

     The obligation of the Lenders to make the Revolving Credit Loans and each Advance, the obligation of the Swingline Lender to make Swingline Loans and the obligation of the Issuing Lender to issue Letters of Credit and the Lenders to participate therein are subject to the following conditions precedent:

     6.1  APPROVAL OF BANK'S COUNSEL.  All legal matters incident to the Loans
          --------------------------
and the issuance of the Letters of Credit, including without limitation all documents and opinions, shall be satisfactory to counsel for the Syndication Agent and each of the Lenders.

     6.2  COMPLIANCE.  At the time of the making of each Loan and at the time of
          ----------
the issuance of each Letter of Credit, (i) the Company shall have complied and shall then be in compliance with all the terms, covenants and conditions of this Agreement and the other Loan Documents that are applicable to it, (ii) there shall exist no Default or Event of Default, (iii) the representations and warranties contained in Section 5 of this Agreement shall, except to the extent that they relate solely to an earlier date, be true in all material respects with the same effect as though such representations and warranties had been made at the time of the making of such Loan or the issuance of such Letter of Credit and after giving effect to such Loan or the issuance of such Letter of Credit, and (iv) there shall have been no material adverse change in the financial condition, business prospects or operations of the Company or any of its Subsidiaries. Each borrowing hereunder and each delivery of an L/C Application hereunder shall be deemed a repre sentation by the Company that each of the conditions set forth in this Section 6.2 has been satisfied. (For purposes of this Section 6.2, no change of any Revolving Credit Loan from one Type to another Type and no continuation of any Revolving Credit Loan shall be deemed to be the making of a new Revolving Credit Loan unless additional funds are advanced.)

     6.3  DOCUMENTS.  The Documentation Agent shall have received an executed
          ---------
counterpart of this Agreement from the Company and each of the Lenders, and the Company shall have executed and delivered the original Revolving Credit Notes to the Lenders and the original Swingline Note to the Swingline Lender.

     6.4  EVIDENCE OF CORPORATE ACTION.  The Documentation Agent and each of the
          ----------------------------
Lenders shall have received certified copies of papers evidencing all corporate action taken by the Company to authorize this Agreement, the Revolving Credit Notes, the Swingline Note and the borrowings hereunder and such other papers as the Documentation Agent or any of the Lenders shall reasonably require, and at the time of the issuance of each Letter of Credit, the Documentation Agent and each of the Lenders shall have received certified copies of papers evidencing all corporate action taken by the Company and each Subsidiary which is a party to such L/C Application to authorize the L/C Application for such Letter of Credit.

     6.5  OPINION OF COMPANY COUNSEL.  The Documentation Agent and each of the
          --------------------------
Lenders shall have received a favorable written opinion of counsel for the Company, satisfactory in form and substance to the Documentation Agent and Lenders and their respective counsel, dated as of the date this Agreement is executed.

     6.6  OTHER DOCUMENTS.  The Company shall have delivered to the
          ---------------
Documentation Agent and each of the Lenders such other documents and information as may have been reasonably requested by the Documentation Agent or any of the Lenders.

                                   SECTION 7
                             AFFIRMATIVE COVENANTS
                             ---------------------

     So long as the Company may borrow hereunder or have Letters of Credit issued hereunder and so long as any Letter of Credit shall be outstanding and until payment in full of all of the Notes, performance of all obligations of the Company under each L/C Application and performance of all other Obligations, the Company will:

     7.1  FINANCIAL STATEMENTS AND OTHER INFORMATION.  (a)  Furnish to each of
          ------------------------------------------
the Lenders, as soon as practicable and in any event within forty-five (45) days after the end of each quarterly period (other than the last quarterly period) in each fiscal year of the Company, Consolidated and consolidating statements of income and a Consolidated statement of cash flows of the Company and its Subsidiaries for the period from the beginning of the current fiscal year to the end of such quarterly period and for the period from the beginning of such quarterly period to the end of such quarterly period, and a Consolidated balance sheet of the Company and its Subsidiaries (and a Company only balance sheet) as at the end of such quarterly period, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year, all in reasonable detail and satisfactory in form to each of the Lenders and certified by the chief financial officer of the Company, subject to changes resulting from normal year-end adjustments;

     (b) Furnish to each of the Lenders, as soon as practicable and in any event within ninety (90) days after the end of each fiscal year of the Company, Consolidated and consolidating statements of income and a Consolidated statement of cash flows and a Consolidated statement of stockholders' equity of the Company and its Subsidiaries for such year, and a Consolidated balance sheet of the Company and its Subsidiaries (and a Company only balance sheet) as at the end of such year, setting forth in each case in comparative form corresponding and Consolidated figures from the preceding annual audited financial statements, all in reasonable detail and satisfactory in form to each of the Lenders. The Consolidated statements will be reported on by independent public accountants of recognized national standing selected by the Company whose report shall be without limitation as to the scope of the audit and satisfactory in substance to each of the Lenders, and the consolidating statements will be certified by an authorized financial officer of the Company;

     (c) Furnish to each of the Lenders, promptly upon transmission thereof, copies of all such financial statements, proxy statements, notices and reports, if any, as it shall send to its stockholders and copies of all registration statements (without exhibits and other than statements on Form S-8) and all reports (other than reports on Forms 3, 4 or 5) which it files with the Securities and Exchange Commission (or any governmental body or agency succeeding to the functions of the Securities and Exchange Commission) and copies of all reports or filings with the Federal Department of Energy, the Federal Department of Health and Human Services, or the Federal Department of Labor, other than filings made in the ordinary course of business with respect to employee benefit plans of the Company and its Subsidiaries;

     (d) Furnish to each of the Lenders, promptly upon receipt thereof, a copy of each other written report submitted to the Company or any Subsidiary by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company or any Subsidiary;

     (e) Furnish to each of the Lenders, promptly upon receipt thereof, any valuation by an independent third party of the Company's common stock;

     (f) Furnish to each of the Lenders, with reasonable promptness, such other data regarding the financial status, business or operations of the Company or any Subsidiary as any of the Lenders may reasonably request, including, without limitation, data regarding the adequacy of the reserves of the Company and its Subsidiaries relating to coal miners' pneumoconiosis and land reclamation;

     (g) Furnish to each of the Lenders, as soon as available, and in any event not later than February 15 of each year, an annual budget for the Company and its Subsidiaries signed by an Authorized Officer which shall be substantially in the form of the budget prepared for calendar year 1998, a copy of which has been delivered to each of the Lenders;

     (h) Furnish to each of the Lenders, promptly upon receipt thereof, a copy of each written report by an independent engineer or consultant or any such internal written report relating to the proven reserves of coal which are owned of record or beneficially by the Company or any Subsidiary or held by any of them or otherwise controlled by any of them under lease or otherwise controlled by any of them; and

     (i) Promptly advise each of the Lenders in writing of (i) any and all material enforcement, cleanup, remedial, removal, or other governmental or regulatory actions instituted, completed or threatened in writing pursuant to any applicable Environmental Law relating to any Hazardous Materials affecting any real property owned or leased by the Company or any Subsidiary or their respective business operations, (ii) all material claims made or threatened in writing by any third party against the Company or any Subsidiary relating to damages, contribution, cost recovery compensation, loss or injury resulting from any Hazardous Materials, and (iii) any material remedial action taken by the Company or any Subsidiary with respect to any Hazardous Materials affecting any such property or their respective business operations;

Together with each delivery of financial statements required by Sections 7.1(a) and (b), the Company will deliver to each of the Lender's an officer's certificate computing the Applicable LIBOR Margin, demonstrating (with computations in reasonable detail) compliance by the Company and its Subsidiaries with the provisions of Sections 8.1, 8.2, 8.3, 8.4, 9.1 and 9.3 and stating that there exists no Default or Event of Default, or, if any Default or Event of Default exists, specifying the nature and period of existence thereof and what action the Company proposes to take with respect thereto; and together with each delivery of financial statements required by Section 7.1(b) above, the Company will deliver to each of the Lenders a certificate of such accountants stating that, in making the audit necessary for the certification of such financial statements, they have obtained no knowledge of any Default or Event of Default, or, if they have obtained knowledge of any Default or Event of Default, specifying the nature and period of existence thereof. Such accountants, however, shall not be liable to anyone by reason of their failure to obtain knowledge of any Default or Event of Default which would not be disclosed in the course of an audit conducted in accordance with generally accepted auditing standards.

     The Company also covenants that forthwith upon the chief executive officer, principal financial officer or principal accounting officer of the Company obtaining knowledge of:

          (i)    a Default or an Event of Default;

          (ii) a material adverse change in the financial condition, business or operations of the Company or any of its Subsidiaries;

          (iii) the institution of legal proceedings against the Company and/or any Subsidiary, which could reasonably be expected to have a material adverse effect upon the financial condition, business or operations of the Company and its Subsidiaries, taken as a whole, or which in any manner draws into question the validity of or has a reasonable possibility of impairing the ability of the Company to perform its obligations under this Agreement or any of the Notes; or

          (iv) the occurrence of any default under the Note Agreement or any other agreement or note evidencing Indebtedness for Borrowed Money of the Company or any Subsidiary;

the Company will deliver to each of the Lenders an officer's certificate specifying the nature and period of existence thereof and what action the Company has taken, is taking or proposes to take with respect thereto.

     7.2  TAXES.  Pay and discharge, and cause each of its Subsidiaries to pay
          -----
and discharge, all taxes, assessments, and governmental charges upon it, its income, and its properties prior to the date on which penalties are attached thereto, unless and to the extent only that (i) such taxes, assessments, and governmental charges are being contested by the Company or such Subsidiary, as the case may be, in good faith and by appropriate proceedings, and (ii) the Company or such Subsidiary, as the case may be, has established on its books adequate reserves with respect to such tax, assessment or charge so contested in accordance with GAAP.

     7.3  PAYMENT OF OBLIGATIONS.  Pay and discharge, and cause each of its
          ----------------------
Subsidiaries to pay and discharge, at or before their maturity all indebtedness and other obligations and liabilities of the Company and its Subsidiaries, except when (i) the same may be contested by the Company or such Subsidiary, as the case may be, in good faith and by appropriate proceedings, and (ii) the Company or such Subsidiary, as the case may be, has established on its books adequate reserves with respect to such indebtedness, obligation or liability in accordance with GAAP.

     7.4  INSURANCE.  Maintain, and cause each of its Subsidiaries to maintain,
          ---------
with responsible insurers, insurance with respect to its properties and business against casualties and contingencies (including, but not limited to, public liability, larceny, embezzlement and other criminal misappropriation), and in such amounts, as is customary in the case of similarly situated corporations engaged in the same or similar businesses; and maintain, with responsible insurers, key-man life insurance with respect to James B. Crawford providing for the payment to the Company of at least $5,000,000 upon the death of such individual.

     7.5  CORPORATE EXISTENCE.  Maintain, and cause each of its Subsidiaries to
          -------------------
maintain, its corporate existence in good standing, except as otherwise permitted by Section 9.6.

     7.6  LICENSES AND PERMITS.  Maintain, and cause each of its Subsidiaries to
          --------------------
maintain, all permits, licenses, authorizations and approvals required to own and operate the businesses and other properties of the Company and its Subsidiaries, except where a failure to maintain any such permit, license, authorization or approval would not have a material adverse effect on the financial condition or operations of the Company or any of its Subsidiaries.

     7.7  PROPERTIES.  Maintain, preserve, and protect, and cause each of its
          ----------
Subsidiaries to maintain, preserve, and protect, all franchises and trade names and preserve all the remainder of its property used or useful in the conduct of its business and keep the same in good repair, working order, and condition, and from time to time make or cause to be made all needful and proper repairs, renewals, replacements, betterments, and improvements thereto so that the business carried on in connection therewith may be properly and advantageously conducted at all times, and permit the Lenders and their respective agents to enter upon and inspect such properties during normal business hours upon reasonable notice.

     7.8  EMPLOYEE BENEFIT PENSION PLANS.  Promptly during each year, pay, and
          ------------------------------
cause each of its Subsidiaries to pay, contributions that in the judgment of the chief financial officer of the Company after reasonable inquiry are believed adequate to meet at least the minimum funding standards set forth in Sections 302 through 305 of ERISA with respect to each employee benefit pension plan of the Company and its Subsidiaries, if any, covered by ERISA; file, and cause each of its Subsidiaries to file, each annual report required to be filed pursuant to Section

103 of ERISA in connection with each such plan for each year; and notify each of the Lenders within ten (10) days of the occurrence of a Reportable Event (as defined in Section 4043 of ERISA) that might constitute grounds for termination of any such plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer any such plan.

     7.9  BUSINESS CONTINUATION.  Continue, and cause each of its Subsidiaries
          ---------------------
to continue, to operate its business substantially as currently operated, except where a change in such operation would not have a material adverse effect on the financial condition or operations of the Company or any of its Subsidiaries.

     7.10 COMPLIANCE WITH ENVIRONMENTAL LAWS.  Comply, and cause each of its
          ----------------------------------
Subsidiaries to comply, in all material respects with all applicable Environmental Laws.

     7.11 OTHER APPLICABLE LAWS.  Comply, and cause each of its Subsidiaries to
          ---------------------
comply, in all material respects with all other applicable laws, including, without limitation, laws and regulations related to equal employment opportunity and employee safety, the Black Lung Benefits Act, 30 U.S.C. (S)(S) 901-945 (1986 & Supp. 1991), 26 U.S.C. (S) 9501 (1986), and all other laws, rules and regulations relating to coal workers' pneumoconiosis, workers' compensation and land reclamation, the failure to comply with which could reasonably be expected to have a material adverse effect upon the business, operations, or financial condition of the Company or any of its Subsidiaries.

     7.12 GAAP.  Maintain, and cause each of its Subsidiaries to maintain, its
          ----
books and records in accordance with GAAP.

     7.13 SUBSEQUENT GUARANTY.  In the event that the Company has violated one
          -------------------
or more of the covenants contained in Section 8 as of the end of two consecutive fiscal quarters of the Company, provide to the Lenders, promptly upon the request of any of the Lenders, a guaranty agreement, substantially in the form of Exhibit E attached hereto (with any Subsidiaries formed or acquired after the
   ---------
date hereof added thereto as guarantors and with the blanks therein appropriately completed), duly executed and delivered by each of the Company's Subsidiaries along with such corporate authorizations and legal opinions relating to those Subsidiaries as the Lenders, or any of them, may require; it being understood and agreed that the Lenders' rights under this Section 7.13 are in addition to, and not in lieu of, the other rights and remedies available to the Lenders in the event of a violation of any of the covenants contained in
Section 8, and that the acceptance by the Lenders, or any of them, of the guaranty agreement described above will not constitute or be deemed to be a waiver of any Default or Event of Default.

                                   SECTION 8
                              FINANCIAL COVENANTS
                              -------------------

     So long as the Company may borrow hereunder or have Letters of Credit issued hereunder and so long as any Letter of Credit shall be outstanding and until payment in full of all of the Notes, performance of all obligations of the Company under each L/C Application and performance of all other Obligations:

     8.1  CONSOLIDATED NET WORTH.  The Company will maintain Consolidated Net
          ----------------------
Worth at not less than (i) $70,000,000 at all times from the date hereof through and including December 31, 1998, and, (ii) $75,000,000 at all times thereafter.

     8.2  SENIOR DEBT TO EBITDA RATIO.  The Company will not permit the Senior
          ---------------------------
Debt to EBITDA Ratio, measured as of the end of each fiscal quarter of the Company beginning as of June 30, 1998, to exceed (i) 3.15 to 1 at any time from June 30, 1998, through and including December 31, 1998, (ii) 3.0 to 1 at any time thereafter through and including December 31, 1999, (iii) 2.75 to 1 at any time thereafter through and including December 31, 2000, or (iv) 2.5 to 1 at any time thereafter.

     8.3  TOTAL DEBT TO EBITDA RATIO.  The Company will not permit the Total
          --------------------------
Debt to EBITDA Ratio, measured as of the end of each fiscal quarter of the Company beginning as of June 30, 1998, to exceed 3.2 to 1 at any time.

     8.4  FIXED CHARGE COVERAGE RATIO.  The Company will not permit the Fixed
          ---------------------------
Charge Coverage Ratio, measured as of the end of each fiscal quarter of the Company beginning as of June 30, 1998, to be less than 1.5 to 1 at any time.

                                   SECTION 9
                               NEGATIVE COVENANTS
                               ------------------

     So long as the Company may borrow hereunder or have Letters of Credit issued hereunder and so long as any Letter of Credit shall be outstanding and until payment in full of all of the Notes, performance of all obligations of the Company under each L/C Application and performance of all other Obligations, without the prior written consent of the Required Lenders, the Company will not:

     9.1  ADDITIONAL DEBT.  Create, incur, assume or suffer to exist, or permit
          ---------------
any Subsidiary to create, incur, assume or suffer to exist, any Debt, except (i) Debt owing to the Lenders hereunder, (ii) Debt existing as of the date hereof and reflected on the financial statements described in Section 5.7, (iii) Debt outstanding under the Note Agreement, (iv) Debt owing from the Company to a Subsidiary, from a Subsidiary to the Company or from one Subsidiary to another Subsidiary, (v) Permitted Contingent Obligations, (vi) Debt incurred to finance the purchase of Fund Common Stock (as defined in the First Reserve Agreement dated May 10, 1994) under the First Reserve Agreements, and (vii) additional Debt that in the aggregate does not exceed ten percent (10%) of Consolidated Net Worth at any time outstanding.

     9.2  MORTGAGES AND PLEDGES.  Create, incur, assume, or suffer to exist, or
          ---------------------
permit any Subsidiary to create, incur, assume, or suffer to exist, any Lien on any of its property or assets, whether now owned or hereafter acquired, except
(i) existing Liens and Liens on the same properties or assets securing renewals or extensions of the obligations secured by such existing Liens, (ii) Liens for taxes not yet delinquent or being contested in good faith and by appropriate proceedings, (iii) Liens in connection with worker's compensation, unemployment insurance, or other social security obligations, (iv) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety or appeal bonds, and other obligations of like nature arising in the ordinary course of business, (v) mechanic's, worker's, materialman's, landlord's, carrier's, or other like Liens arising in the ordinary course of business with respect to obligations that are not due or that are being contested in good faith, (vi) Liens in favor of all of the Lenders, (vii) zoning restrictions, rights of way, easements, licenses, restrictions on the use of real property or minor irregularities in the title thereto, which do not, in the opinion of the Company, materially impair the use of such property in the operation of the business of the Company and its Subsidiaries or the value of such property for the purposes of such business;
(viii) any Lien on any property hereafter acquired by the Company or a Subsidiary created contemporaneously with such acquisition to secure or provide for the payment or financing of any part of the purchase price thereof, or the assumption of any Lien on any such property hereafter acquired existing at the time of such acquisition, or the acquisition of any such property subject to any Lien without the assumption thereof, provided that each such Lien shall attach only to the property so acquired and fixed improvements thereon, (ix) judgment Liens and any other similar Liens arising in connection with court proceedings, provided that execution and other enforcement of such Lien is effectively stayed and the judgment or claim secured thereby is being actively contested in good faith and by appropriate proceedings, and (x) additional Liens securing Debt that in the aggregate does not exceed ten percent (10%) of Consolidated Net Worth at any time outstanding. Nothing contained in this Section 9.2 shall prohibit the Company or any Subsidiary from entering into any lease required to be capitalized by GAAP in accordance with the Financial Accounting Standards Board Statement No. 13 (Accounting for Leases) in effect on June 1, 1992, provided such lease is not otherwise prohibited by the terms of this Agreement.

     9.3  DIVIDENDS.  Declare or pay any dividends on any shares of any class of
          ---------
its capital stock, or apply any of its property or assets to the purchase, redemption or other retirement of, or set apart any sum for the payment of any dividends on, or for the purchase, redemption, or other retirement of, or make any other distribution by reduction of capital or otherwise in respect of, any shares of any class of capital stock of the Company or purchase, redeem or otherwise acquire for value any warrant for the purchase of any shares of its capital stock (all of the foregoing being referred to herein as "Restricted Payments"), except out of Consolidated Net Earnings Available for Restricted Payments; provided that none of the following will constitute Restricted Payments for purposes of this Agreement or be included in any computation of Consolidated Net Earnings Available for Restricted Payments: (i) dividends paid or distributions made in stock of the Company, (ii) exchanges of stock of one or more classes of the Company for common stock of the Company or for stock of the Company of the same class except to the extent that cash or other value is involved in such exchange, (iii) scheduled dividend payments required by the designation of any Preferred Stock or any redemption required by the designation of any Preferred Stock or by Section 6.3 of the Warrant or any redemption pursuant to the First Reserve Agreements at a price determined in accordance with the First Reserve Agreements as in effect on the date hereof, (iv) the redemption of up to $6,000,000 of Preferred Stock held by Williams Holdings, (v) the redemption of up to 3,402 shares of the Company's Common Stock held by Michael A. Sandusky for an aggregate amount, excluding any interest on the deferred portion of the redemption payment, not to exceed $12,500,000, (vi) any redemption required by Section 2.1 of the Stockholders' Agreement if such redemption payments are made with proceeds of life insurance dedicated to such purpose (other than the proceeds of life insurance required to be maintained under Section 7.4) or (vii) the redemption of up to $17,000,000 of preferred stock, common stock and warrants held by General Electric Capital Corporation; and provided further that, notwithstanding anything to the contrary contained herein, the Company will not pay or make any Restricted Payment (or any dividend or redemption excepted from the definition of Restricted Payment by the preceding proviso) if a Default or an Event of Default has occurred or would occur as a result thereof.

     9.4  LOANS, ADVANCES, INVESTMENTS AND CONTINGENT LIABILITIES.  Make or
          -------------------------------------------------------
permit to remain outstanding any Investment, or permit any Subsidiary to make or permit to remain outstanding any Investment, except that the Company or any Subsidiary may:

          (i) make or permit to remain outstanding loans and advances to any Subsidiary;

          (ii) acquire and own stock, obligations or securities received in settlement of debts (created in the ordinary course of business) owing to the Company or any Subsidiary;

          (iii) own, purchase or acquire stock, obligations or securities of a Subsidiary or of a corporation which immediately after such purchase or acquisition will be a Subsidiary;

          (iv) own, purchase or acquire (a) prime commercial paper (rated A2 or better by Standard & Poor's Ratings Group or P2 or better by Moody's Investors Service, Inc.) and certificates of deposit in United States commercial banks (having capital reserves in excess of $100,000,000), (b) direct obligations of the United States Government or any agency thereof, and obligations guaranteed by the United States Government, each having a term of one year or less, (c) readily marketable shares in mutual funds managed by managers of recognized standing and investing solely in the foregoing investments or in readily marketable corporate debt securities rated A or better by Standard & Poor's Ratings Group, and (d) repurchase agreements of United States commercial banks having capital reserves in excess of $100,000,000 having terms of one year or less;

          (v)    incur Permitted Contingent Obligations;

          (vi) make Investments in connection with the management of pension and other benefit plans of the Company and its Subsidiaries; and

          (vii) make or permit to remain outstanding loans and advances to contract miner companies in the ordinary course of business as long as such loans and advances do not exceed $1,000,000 at any time outstanding in the case of any individual contract miner company or $3,000,000 in the aggregate at any time outstanding for all such contract miner companies.

     9.5  SALE OF STOCK OR DEBT.  Sell or otherwise dispose of, or part with
          ---------------------
control of, or permit any Subsidiary to sell or otherwise dispose of, or part with control of, any shares of stock or Debt of any Subsidiary, except to the Company or another Subsidiary, and except that all shares of stock and Debt of any Subsidiary at the time owned by or owed to the Company and all Subsidiaries may be sold as an entirety for a cash consideration which represents the fair value (as determined in good faith by the Company) at the time of sale of the shares of stock and Debt so sold, provided that (i) the assets of such Subsidiary do not constitute more than ten percent (10%) of the Consolidated assets of the Company and all Subsidiaries, (ii) the earnings of such Subsidiary shall not have contributed more than ten percent (10%) of Consolidated Net Earnings for any one of the three fiscal years then most recently ended and
(iii) at the time of such sale, such Subsidiary shall not own, directly or indirectly, any shares of stock or Debt of any other Subsidiary (unless all of the shares of stock and Debt of such other Subsidiary owned, directly or indirectly, by the Company and all Subsidiaries are simultaneously being sold as permitted by this Section 9.5) or any Debt of the Company.

     9.6  MERGER AND SALE OF ASSETS.  Merge, consolidate or exchange shares with
          -------------------------
any other corporation, sell, lease or transfer or otherwise dispose of any of its assets to any Person for a consideration which is materially less than the fair value (as valued in good faith by the Company) of such assets at the time of the disposition, or sell, lease or transfer or otherwise dispose of (whether for fair value or otherwise) assets of the Company and/or its Subsidiaries (other than inventory in the ordinary course of business) which constitute more than ten percent (10%) of the Consolidated assets of the Company and all Subsidiaries or which shall have contributed more than ten percent (10%) of Consolidated Net Earnings for any one of the three fiscal years then most recently ended to any Person, or permit any Subsidiary to do so, except that:

          (i) any Subsidiary may merge or consolidate with the Company (provided that the Company shall be the continuing or surviving corporation) or with any one or more other Subsidiaries;

          (ii) any Subsidiary may sell, lease, transfer or otherwise dispose of any of its assets to the Company or another Subsidiary; and

          (iii) the Company may merge with any corporation provided (a) the Company shall be the continuing or surviving corporation or (b) the surviving corporation, if not the Company, assumes the obligations of the Company under this Agreement, the Notes, and the L/C Applications, and in either case under clauses (a) or (b), James B. Crawford and other members of the Company's senior management immediately prior to the merger shall own and control not less than twenty-five percent (25%) of the Voting Stock of the surviving corporation, and no Default or Event of Default shall be in existence immediately after such merger.

     9.7  SALE AND LEASEBACK.  Enter into or permit to remain in effect, or
          ------------------
permit any Subsidiary to enter into or permit to remain in effect, any arrangement with any Person or to which such Person is a party providing for the leasing by the Company or any Subsidiary of real or personal property which has been or is to be sold or transferred by the Company or any Subsidiary to any Person to whom funds have been or are to be advanced on the security of such property or rental obligations of the Company or any Subsidiary except for any such arrangement described on Schedule 9.7.
                              ------------

     9.8  ENVIRONMENTAL LAW COMPLIANCE.  Use or permit any other party to use
          ----------------------------
any Hazardous Materials at any place of business of the Company or any Subsidiary except such materials as are incidental to the normal course of business, maintenance and repair of the Company or such Subsidiary, and are used and handled in strict accordance with all Environmental Laws. The Company agrees to permit the Lenders, and their respective agents, contractors and employees to enter and inspect any of the places of business of the Company or any Subsidiary at any reasonable times upon three (3) days prior notice for the purposes of conducting an environmental investigation and audit (including taking physical samples) to insure that the Company and its Subsidiaries are complying with this covenant. The Company shall provide each of the Lenders, and their respective agents, contractors, employees and representatives with access to and copies of any and all data and documents relating to or dealing with any Hazardous Materials used, generated, manufactured, stored or disposed of by the business operations of the Company and its Subsidiaries within five
(5) days of the request therefor.

     9.9  PREPAYMENT OF PRUDENTIAL DEBT.  Prepay any Debt now existing or
          -----------------------------
hereafter out standing under the Note Agreement.

     9.10 SUBORDINATED DEBT.  Make any payment of principal, premium, if any, or
          -----------------
interest on, or redeem or pay any dividend or other distribution with respect to, any Subordinated Debt if a Default or an Event of Default has occurred and is continuing hereunder or would occur as a result of such payment.

     9.11 MARGIN STOCK.  Use any portion of the proceeds of any of the Loans to
          ------------
purchase or carry "margin stock" as such term is defined in Regulation U of the Board of Governors of the Federal Reserve System or to repay any indebtedness which was incurred for the purpose of purchasing or carrying any margin stock.

     9.12 STOCKHOLDERS' AGREEMENT.  Amend or modify any of the provisions of the
          -----------------------
Stockholders' Agreement in any manner that would adversely affect the rights of the Lenders.

     9.13 CERTAIN CONTRACTS.  Enter into or be a party to (i) except to the
          -----------------
extent permitted under Section 9.1 or 9.4 and except for Permitted Contingent Obligations, any contract providing for the making by the Company or any Subsidiary of loans, advances or capital contributions to any Person other than a Subsidiary, or for the purchase of any property from any Person, in each case in order to enable such Person to maintain working capital, net worth or any other balance sheet condition or to pay debts, dividends or expenses, (ii) any contract for the purchase of materials, supplies, or other property or services if such contract (or any related document) requires that payment for such materials, supplies or other property or services shall be made regardless of whether or not delivery of such materials, supplies or other property or services is ever made or tendered,
(iii) any contract to rent or lease (as lessee) any real or personal property if such contract (or any related document) provides that the obligation to make payments thereunder is absolute and unconditional under conditions not customarily found in commercial or mineral leases then in general use or requires that the lessee purchase or otherwise acquire securities or obligations of the lessor, (iv) any contract for the sale or use of materials, supplies or other property, or the rendering of services, if such contract (or any related document) requires that materials, supplies or other property, or the use thereof, or payment for such services, shall be subordinated to any indebtedness (of the purchaser or user of such materials, supplies or other property or the Person entitled to the benefit of such services) owed or to be owed to any other Person, or (v) any other contract which, in economic effect, is substantially equivalent to a guarantee, except where the obligation is a Permitted Contingent Obligation or otherwise permitted under this Agreement.

     9.14 RESTRICTIONS ON SUBSIDIARIES.  Permit any Subsidiary (i) either
          ----------------------------
directly, or indirectly by the issuance of warrants, rights or options for, or securities convertible into, such shares or equity interest, to issue (other than pursuant to an exercise of the Warrant), sell or otherwise dispose of any shares of any class of its stock or other equity interest in such Subsidiary to any Person other than the Company or another Subsidiary, (ii) to enter into or otherwise be bound by or subject to any contract or agreement (including without limitation any provision of its articles of incorporation or by-laws) that imposes restrictions on its ability to pay dividends or other distributions on account of stock; provided, however, that the restriction on the ability of Leeco, Inc. to pay dividends contained in Section 12.3.9 of the Coal Purchase Agreement dated July 1, 1997, by and between Enron Capital & Trade Resources Corp. and Leeco, Inc. shall not constitute a violation of this Section 9.14 or
(iii) except as otherwise permitted under this Agreement, to issue, sell, create, incur, assume or maintain Debt owing to or held by any Person other than the Company or any other Subsidiary.

     9.15 FIRST RESERVE AGREEMENTS.  Exercise its "call rights" under Section
          ------------------------
3.1 of the First Reserve Agreements or otherwise require the Funds (as defined in the First Reserve Agreement dated May 10, 1994) to sell the Fund Common Stock (as defined in the First Reserve Agreement dated May 10, 1994) or any portion thereof to the Company under the First Reserve Agreements if a Default or an Event of Default has occurred and is continuing hereunder or if a Default or an Event of Default would occur or be caused as a result of the purchase by the Company of the applicable Fund Common Stock or the payment of the purchase price therefor.

                                   SECTION 10
                               EVENTS OF DEFAULT
                               -----------------

     10.1 EVENTS OF DEFAULT.  Each of the following shall constitute an Event of
          -----------------
Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any Governmental Authority or otherwise:

     (a) Default shall be made in the payment of any installment of principal or of interest upon any one or more of the Notes, when and as the same becomes due and payable, whether at the stated maturity thereof, by mandatory prepayment, by acceleration or otherwise and such default shall have continued unremedied for a period of five (5) Business Days after the Syndication Agent shall have given the Company notice of such default.

     (b) Default shall be made in the payment of any installment of the Unused Commitment Fee or any other fee or payment required to be made by the Company or any Subsidiary to the Syndication Agent, the Documentation Agent, the Administrative Agent, the Lenders, or any of them, pursuant to the terms hereof or the terms of any L/C Application (other than principal or interest on the Notes) and such default shall have continued unremedied for a period of five
(5) days after the Syndication Agent shall have given the Company notice of such default.

     (c) Default shall be made by the Company in the due observance or performance of any covenant or agreement contained in Section 8.

     (d) Default shall be made in the due observance or performance of any other term, covenant, or agreement contained in this Agreement or any L/C Application and such default shall have continued unremedied for a period of thirty (30) days after the Syndication Agent shall have given the Company notice of such default.

     (e) Any representation or warranty made by the Company herein or any statement or representation made in any certificate, report, or opinion delivered pursuant hereto shall prove to have been incorrect in any material respect when made.

     (f) The Company or any Subsidiary shall be generally not paying its debts as such debts become due, shall become insolvent or unable to meet its obligations as they mature, shall make an assignment for the benefit of creditors, shall consent to the appointment of a trustee or a receiver, or shall admit in writing its inability to pay its debts as they mature.

     (g) A trustee, receiver or custodian shall be appointed for the Company, any Subsidiary or for a substantial part of any of their respective properties.

     (h) Any case in bankruptcy shall be commenced, or any reorganization, arrangement, insolvency, or liquidation proceedings shall be instituted, by or against the Company or any Subsidiary and, if commenced or instituted against it, be consented to by the Company or such Subsidiary, as the case may be, or remain undismissed for a period of thirty (30) days.

     (i) The Company or any Subsidiary shall default in the payment of any indebtedness to any of the Lenders other than indebtedness arising under this Agreement or an L/C Application and such default shall continue for a period of ten (10) days after any of the Lenders shall have given the Company notice of such default.

     (j) Any default shall be made in the performance of (i) any obligation incurred by the Company under or in connection with the Warrant, the First Reserve Agreements or any Preferred Stock or (ii) any obligation under the Note Agreement or any other obligation incurred in connection with any Indebtedness for Borrowed Money of the Company or any Subsidiary in excess of $750,000, if the effect of such default is to permit the holder of such obligation (or a trustee on behalf of such holder) to cause it to become due prior to its stated maturity or to do so with the giving of notice or lapse of time, or both, or any such obligation becomes due prior to its stated maturity or shall not be paid when due.

     (k) Any final judgment for the payment of money in excess of $750,000 which is not adequately insured or indemnified against shall be rendered against the Company or any Subsidiary and the same shall remain undischarged for a period of twenty (20) days during which time execution shall not be effectively stayed.

     (l) Any substantial part of the properties of the Company or any Subsidiary shall be sequestered or attached and shall not have been returned to the possession of the Company or such Subsidiary, as the case may be, or released from such attachment within thirty (30) days.

     (m) The occurrence of a Reportable Event as defined in Section 4043 of ERISA which might constitute grounds for complete termination of any employee benefit plan of the Company or any Subsidiary covered by ERISA by the PBGC or grounds for the appointment by the appropriate United States District Court of a trustee to administer any such plan and which could have a material adverse effect on the Company or its ability to perform its obligations thereunder.

     (n) (a) James B. Crawford and other members of the Company's senior management shall fail, for any reason or at any time, to own and control at least twenty-five percent (25%) of the Voting Stock of the Company, or (b) James
B. Crawford shall cease to be actively engaged in the management of the Company in the most senior management level of the Company (other than by reason of death).

     (o) Any person or group of persons (within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended), other than James B. Crawford and other members of the Company's senior management, shall obtain ownership or control in one or more series of transactions of a percentage of the Voting Stock of the Company which is greater than the percentage of the Voting Stock then held by James B. Crawford and other members of the Company's senior management.

     10.2 REMEDIES.  Upon the occurrence of an Event of Default, with the
          --------
consent of the Required Lenders, the Syndication Agent may, or upon the request of the Required Lenders, the Syndication Agent shall, by notice to the Company:

     (A) ACCELERATION; TERMINATION OF FACILITIES.  Declare the principal of and
         ---------------------------------------
interest on the Loans, the Notes and the Reimbursement Obligations at the time outstanding, and all other amounts owed to the Lenders and to the Syndication Agent, the Documentation Agent and the Administrative Agent under this Agreement or any of the other Loan Documents (including, without limitation, all L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) and all other Obligations, to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement or the other Loan Documents to the contrary notwithstanding, and terminate the Credit Facilities and each of the Commitments and any right of the Company to request borrowings or Letters of Credit thereunder; provided that upon the occurrence of an Event of Default specified in Section 10.1(h), the Credit Facilities shall be automatically terminated and all Obligations shall automatically become due and payable.

     (B) LETTERS OF CREDIT.  With respect to all Letters of Credit with respect
         -----------------
to which presentment for honor shall not have occurred at the time of an acceleration pursuant to the preceding paragraph, require the Company at such time to deposit in a cash collateral account opened by the Syndication Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Syndication Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay the other Obligations. After all such Letters of Credit shall have expired or been fully drawn upon and all Obligations shall have been satisfied and paid in full, the balance, if any, in such cash collateral account shall be returned to the Company.

     (C) RIGHTS OF COLLECTION.  Exercise on behalf of the Lenders all of its
         --------------------
other rights and remedies under this Agreement, the other Loan Documents and applicable law, in order to satisfy all of the Obligations.

     10.3 RIGHTS AND REMEDIES CUMULATIVE; NON-WAIVER; ETC.  The enumeration of
          -----------------------------------------------
the rights and remedies of the Syndication Agent and the Lenders set forth in this Agreement is not intended to be exhaustive and the exercise by the Syndication Agent and the Lenders of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or under the Loan Documents or that may now or hereafter exist in law or in equity or by suit or otherwise. No delay or failure to take action on the part of the Syndication Agent or any Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default. No course of dealing between the Company, the Syndication Agent and the Lenders or their respective agents or employees shall be effective to change, modify or discharge any provision of this Agreement or any of the other Loan Documents or to constitute a waiver of any Event of Default.

                                   SECTION 11

                                   THE AGENTS
                                   ----------

     11.1 APPOINTMENT.  Each of the Lenders hereby irrevocably designates and
          -----------
appoints First Union as Syndication Agent and Documentation Agent and NationsBank as Administrative Agent of such Lender under this Agreement and the other Loan Documents for the term hereof, and each such Lender irrevocably authorizes First Union as Syndication Agent and Documentation Agent for such Lender and NationsBank as Administrative Agent for such Lender to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Syndication Agent, the Documentation Agent and the Administrative Agent, as the case may be, by the terms of this Agreement and such other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement or such other Loan Documents, neither the Syndication Agent, the Documentation Agent nor the Administrative Agent shall have any duties or responsibilities, except those expressly set forth herein and therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or the other Loan Documents or otherwise exist against the Syndication Agent, the Documentation Agent or the Administrative Agent.

     11.2 DELEGATION OF DUTIES.  Each of the Syndication Agent, the
          --------------------
Documentation Agent and the Administrative Agent may execute any of its respective duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Neither the Syndication Agent, the Documentation Agent nor the Administrative Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by such Agent with reasonable care.

     11.3 EXCULPATORY PROVISIONS.  Neither the Syndication Agent, the
          ----------------------
Documentation Agent nor the Administrative Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or the other Loan Documents (except for actions occasioned solely by its or such Person's own gross negligence or willful misconduct), or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Company or any of its Subsidiaries or any officer thereof contained in this Agreement or the other Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Syndication Agent, the Documentation Agent or the Administrative Agent, as the case may be, under or in connection with this Agreement or the other Loan Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the other Loan Documents or for any failure of the Company or any of its Subsidiaries to perform its obligations hereunder or thereunder. Neither the Syndication Agent, the Documentation Agent nor the Administrative Agent shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Company or any of its Subsidiaries.

     11.4 RELIANCE BY THE AGENTS.  Each of the Syndication Agent, the
          ----------------------
Documentation Agent and the Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Company), independent accountants and other experts selected by such Agent. Each of the Syndication Agent, the Documentation Agent and the Administrative Agent may deem and treat the payee of any Revolving Credit Note as the owner thereof for all purposes unless such Revolving Credit Note shall have been transferred in accordance with Section
12.10. Each of the Syndication Agent, the Documentation Agent and the Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement and the other Loan Documents unless it shall first receive such advice or concurrence of the Required Lenders (or, when expressly required hereby or by the relevant other Loan Document, all the Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action except for its own gross negligence or willful misconduct. Each of the Syndication Agent, the Documentation Agent and the Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the Revolving Credit Notes in accordance with a request of the Required Lenders (or, when expressly required hereby, all the Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Revolving Credit Notes.

     11.5 NOTICE OF DEFAULT.  Neither the Syndication Agent, the Documentation
          -----------------
Agent nor the Administrative Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless it has received notice from a Lender or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Syndication Agent receives such a notice, it shall promptly give notice thereof to the Lenders. The Syndication Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that unless and until the Syndication Agent shall have received such direction, the Syndication Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

     11.6 NON-RELIANCE ON THE AGENTS AND OTHER LENDERS.  Each Lender expressly
          --------------------------------------------
acknowledges that neither the Syndication Agent, the Documentation Agent nor the Administrative Agent or any of their respective officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or Affiliates has made any representations or warranties to it and that no act by the Syndication Agent, the Documentation Agent or the Administrative Agent hereinafter taken, including any review of the affairs of the Company or any of its Subsidiaries, shall be deemed to constitute any representation or warranty by the Syndication Agent, the Documentation Agent or the Administrative Agent to any Lender. Each Lender represents to the Syndication Agent, the Documentation Agent and the Administrative Agent that it has, independently and without reliance upon the Syndication Agent, the Documentation Agent, the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Company and its Subsidiaries and made its own decision to make its Revolving Credit Loans, participate in Swingline Loans and issue or participate in Letters of Credit hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Syndication Agent, the Documentation Agent, the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Company and its Subsidiaries. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Syndication Agent, the Documentation Agent or the Administrative Agent hereunder or by the other Loan Documents, neither the Syndication Agent, the Documentation Agent nor the Administrative Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Company or any of its Subsidiaries which may come into the possession of the Syndication Agent, the Documentation Agent or the Administrative Agent or any of their respective officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or Affiliates.

     11.7 INDEMNIFICATION.  The Lenders agree to indemnify the Syndication
          ---------------
Agent, the Documentation Agent and the Administrative Agent in their respective capacities (to the extent not reimbursed by the Company and without limiting the obligation of the Company to do so), ratably according to the respective amounts of their Commitment Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Notes or any Reimbursement Obligation) be imposed on, incurred by or asserted against the Syndication Agent, the Documentation Agent or the Administrative Agent, as the case may be, in any way relating to or arising out of this Agreement or the other Loan Documents, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Syndication Agent, the Documentation Agent or the Administrative Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the bad faith, gross negligence or willful misconduct of the Syndication Agent, the Documentation Agent or the Administrative Agent. The agreements in this Section 11.7 shall survive the payment of the Notes, any Reimbursement Obligation and all other amounts payable hereunder and the termination of this Agreement.

     11.8 THE AGENTS IN THEIR INDIVIDUAL CAPACITIES.  The Syndication Agent, the
          -----------------------------------------
Documentation Agent and the Administrative Agent and their respective Subsidiaries and Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Company as though the Syndication Agent, the Documentation Agent and the Administrative Agent were not Agents hereunder. With respect to any Loans made or renewed by it and any Note issued to it and with respect to any Letter of Credit issued by it or participated in by it, the Syndication Agent, the Documentation Agent and the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms "Lender" and "Lenders" shall include the Syndication Agent, the Documentation Agent and the Administrative Agent in their individual capacities.

     11.9 RESIGNATION OF THE AGENTS; SUCCESSOR AGENTS.  Subject to the
          -------------------------------------------
appointment and acceptance of a successor as provided below, the Syndication Agent, the Documentation Agent and/or the Administrative Agent may resign at any time by giving notice thereof to the Lenders and the Company. Upon any such resignation, the Required Lenders, with the approval of the Company as long as no Default or Event of Default has occurred and is continuing (which approval of the Company shall not be unreasonably withheld), shall have the right to appoint a successor Syndication Agent, Documentation Agent and/or Administrative Agent, as the case may be, which successor shall have minimum capital and surplus of at least $500,000,000. If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after any Agent's giving of notice of resignation, then the applicable Agent may, on behalf of the Lenders, with the approval of the Company as long as no Default or Event of Default has occurred and is continuing (which approval of the Company shall not be unreasonably withheld), appoint a successor Agent, which successor shall have minimum capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 11 shall continue in effect for its benefit with respect to any actions taken or omitted to be taken by it while it was acting as Agent.

                                   SECTION 12
                            MISCELLANEOUS PROVISIONS
                            ------------------------

     12.1 CAPITAL ADEQUACY.  If any of the Lenders shall have determined that
          ----------------
the adoption after the date hereof of any applicable law, rule or regulation regarding capital adequacy, or any change therein after the date hereof, or any change after the date hereof in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Lender (or any lending office of such Lender) or its holding company or any successor corporation owning all or substantially all of the capital stock of such Lender ("its Parent") with any guideline or directive adopted after the date hereof regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital or the capital of its Parent as a consequence of its obligations hereunder to a level below that which such Lender (or its Parent) could have achieved but for such adoption, change or compliance by an amount deemed by such Lender to be material, then from time to time, within fifteen (15) days after demand by such Lender, the Company shall pay to such Lender such additional amount or amounts as will compensate such Lender (or its Parent) for such reduction. Within fifteen (15) days of the date that such Lender determines that it will invoke the provisions of this Section 12.1, it will present its demand to the Company in a certificate claiming compensation under this Section 12.1 which shall be accompanied by the calculations supporting such claim. In addition, such Lender shall supply to the Company such supporting information relating to such claim as the Company may reasonably request.

     12.2 NOTICES.
          -------

     (A)  METHOD OF COMMUNICATION.  Except as otherwise provided in this
          -----------------------
Agreement, all notices and communications hereunder shall be in writing, or by telephone subsequently confirmed in writing. Any notice shall be effective if delivered by hand delivery or sent via telecopy, recognized overnight courier service or certified mail, return receipt requested, and shall be presumed to be received by a party hereto (i) on the date of delivery if delivered by hand or sent by telecopy, (ii) on the next Business Day if sent by recognized overnight courier service and (iii) on the third Business Day following the date sent by certified mail, return receipt requested. A telephonic notice to an Agent as understood by such Agent will be deemed to be the controlling and proper notice in the event of a discrepancy with or failure to receive a confirming written notice.

     (B)  ADDRESSES FOR NOTICES. Notices to any party shall be sent to it at the
          ---------------------
following addresses, or any other address as to which all the other parties are notified in writing:

     If to the Company:          James River Coal Company
                                 701 East Byrd Street
                                 Richmond, Virginia 23219
                                 Attention:  William T. Sullivan, Jr.
                                 Vice President and Treasurer
                                 Telephone No.: (804) 780-3000
                                 Telecopy No.:  (804) 780-0643

     With copies to:             T. Justin Moore, III, Esquire
                                 Hunton & Williams
                                 951 E. Byrd Street
                                 Richmond, Virginia 23219
                                 Telephone No.:  (804) 788-8200
                                 Telecopy No.:  (804) 788-8218

     If to First Union as        First Union National Bank
      Syndication Agent          One First Union Center, TW-10
      or Documentation Agent:    301 South College Street
                                 Charlotte, North Carolina 28288-0608
                                 Attention:  Syndication Agency Services
                                 Telephone No.: (704) 374-2698
                                 Telecopy No.: (704) 383-0288

     With copies to:             Jeffrey M. Gill, Esquire
                                 Mays & Valentine, L.L.P.
                                 1111 East Main Street
                                 Richmond, Virginia 23219
                                 Telephone No.: (804) 697-1200
                                 Telecopy No.:  (804) 697-1339

     If to NationsBank as
      Administrative Agent:      NationsBank, N.A.
                                 Independence Center
                                 101 North Tryon Street
                                 Charlotte, North Carolina 28255
                                 Attention:  Angela Berry
                                 Telephone No.: (704) 386-8958
                                 Telecopy No.: (704) 388-9436

     With copies of              NationsBank, N.A.
     financial statements to:    1111 East Main Street
                                 Richmond, Virginia 23219
                                 Attention:  Bradley D. Nott
                                             Vice President
                                 Telephone No.: (804) 788-2808
                                 Telecopy No.:  (804) 788-3432


     If to any Lender:  To the address for such Lender set forth on Schedule 1
                                                                    ----------
hereto

     12.3 EXPENSES; INDEMNITY.  The Company will (a) pay all out-of-pocket
          -------------------
expenses of the Syndication Agent in connection with (i) the preparation, execution and delivery of this Agreement and each other Loan Document, whenever the same shall be executed and delivered, including without limitation all out-of-pocket syndication and due diligence expenses and reasonable fees and disbursements of counsel for the Syndication Agent and (ii) the preparation, execution and delivery of any waiver, amendment or consent by the Syndication Agent or the Lenders relating to this Agreement or any other Loan Document, including without limitation reasonable fees and disbursements of counsel for the Syndication Agent, (b) pay all reasonable out-of-pocket expenses of the Syndication Agent and each Lender actually incurred in connection with the administration and enforcement of any rights and remedies of the Syndication Agent and Lenders under the Credit Facilities, including consulting with appraisers, accountants, engineers, attorneys and other Persons concerning the nature, scope or value of any right or remedy of the Syndication Agent or any Lender hereunder or under any other Loan Document or any factual matters in connection therewith, which expenses shall include without limitation the reasonable fees and disbursements of such Persons, and (c) defend, indemnify and hold harmless the Syndication Agent, the Documentation Agent, the Administrative Agent and the Lenders, and their respective parents, Subsidiaries, Affiliates, employees, agents, officers and directors, from and against any losses, penalties, fines, liabilities, settlements, damages, costs and expenses, suffered by any such Person in connection with any claim, investigation, litigation or other proceeding (whether or not the Syndication Agent, the Documentation Agent, the Administrative Agent or any Lender is a party thereto) and the prosecution and defense thereof, arising out of or in any way connected with this Agreement, any other Loan Document or the Loans, including without limitation reasonable attorney's and consultant's fees, except to the extent that any of the foregoing directly result from the gross negligence or willful misconduct of the party seeking indemnification therefor.

     12.4 SET-OFF.  Subject to the terms of the letters of each of the Lenders
          -------
provided to The Prudential Insurance Company of America relating to the Lenders' set-off rights, and in addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon and after the occurrence of any Event of Default and during the continuance thereof, each of the Lenders and any assignee or participant of a Lender in accordance with
Section 12.10 are hereby authorized by the Company at any time or from time to time, without notice to the Company or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, time or demand, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by the Lenders, or any such assignee or participant to or for the credit or the account of the Company against and on account of the Obligations irrespective of whether or not (a) the Lenders shall have made any demand under this Agreement or any of the other Loan Documents or
(b) the Syndication Agent shall have declared any or all of the Obligations to be due and payable as permitted by Section 10.2 and although such Obligations shall be contingent or unmatured.

     12.5 GOVERNING LAW.  This Agreement, the Notes and the other Loan
          -------------
Documents, unless otherwise expressly set forth therein, shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Virginia, without reference to the conflicts or choice of law principles thereof.

     12.6 CONSENT TO JURISDICTION.  The Company hereby irrevocably consents to
          -----------------------
the personal jurisdiction of the state and federal courts located in the City of Richmond, Virginia and the County of Henrico, Virginia in any action, claim or other proceeding arising out of any dispute in connection with this Agreement, the Notes and the other Loan Documents, any rights or obligations hereunder or thereunder, or the performance of such rights and obligations. The Company hereby irrevocably consents to the service of a summons and complaint and other process in any action, claim or proceeding brought by the Syndication Agent or any Lender in connection with this Agreement, the Notes or the other Loan Documents, any rights or obligations hereunder or thereunder, or the performance of such rights and obligations, on behalf of itself or its property, in the manner specified in Section 12.2. Nothing in this Section 12.6 shall affect the right of the Syndication Agent or any Lender to serve legal process in any other manner permitted by applicable law or affect the right of the Syndication Agent or any Lender to bring any action or proceeding against the Company or its properties in the courts of any other jurisdictions.

     12.7 BINDING ARBITRATION; WAIVER OF JURY TRIAL.
          -----------------------------------------

          (a) BINDING ARBITRATION.  Upon demand of any party hereto, whether
              -------------------
made before or after institution of any judicial proceeding, any dispute, claim or controversy arising out of, in connection with or relating to this Agreement, the Notes or any other Loan Document ("Disputes"), between or among parties hereto or thereto shall be resolved by binding arbitration as provided herein. Institution of a judicial proceeding by a party does not waive the right of that party to demand arbitration hereunder. Disputes may include, without limitation, tort claims, counterclaims, disputes as to whether a matter is subject to arbitration, claims brought as class actions, claims arising from documents executed in the future, or claims arising out of or connected with the transactions contemplated by this Agreement or any of the Loan Documents. Arbitration shall be conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association (the "AAA"), as in effect from time to time, and Title 9 of the U.S. Code, as amended. All arbitration hearings shall be conducted in Richmond, Virginia. The expedited procedures set forth in Rule 51, et seq. of the
                                                         -------
Arbitration Rules shall be applicable to claims of less than $1,000,000. All applicable statutes of limitation shall apply to any Dispute. A judgment upon the award may be entered in any court having jurisdiction. The panel from which all arbitrators are selected shall be comprised of licensed attorneys. The single arbitrator selected for expedited procedure shall be a retired judge from the highest court of general jurisdiction, state or federal, of the state where the hearing will be conducted, or if such person is not available, the single arbitrator may be a licensed attorney. Notwithstanding the foregoing, this arbitration provision does not apply to Disputes under and related to any interest rate protection agreements.

     (b) Notwithstanding the preceding binding arbitration provisions, the Company, the Agents, and the Lenders agree to preserve, without diminution, certain remedies, more particularly described below, that any party hereto may employ or exercise freely, independently, or in connection with an arbitration proceeding or after an arbitration action is brought. The Company, the Agents and the Lenders shall have the right to proceed in any court of proper jurisdiction or by self-help to exercise or prosecute the following remedies, as applicable: (i) all rights to foreclose against any real or personal property or other security by exercising a power of sale granted under any Loan Documents or under applicable law or by judicial foreclosure and sale, including a proceeding to confirm the sale; (ii) all rights of self-help including peaceful occupation of real property and collection of rents, setoff, and peaceful possession of personal property; (iii) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and filing an involuntary bankruptcy proceeding; and (iv) when applicable, a judgment by confession of judgment. Preservation of these remedies does not limit the power of any arbitrator to grant similar remedies that may be requested by a party in a Dispute.

     (c)  WAIVER OF JURY TRIAL.  TO THE FULLEST EXTENT PERMITTED BY LAW, THE
          --------------------
SYNDICATION AGENT, THE DOCUMENTATION AGENT, THE ADMINISTRATIVE AGENT, EACH LENDER AND THE COMPANY HEREBY IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL WITH RESPECT TO ANY ACTION, CLAIM OR OTHER PROCEEDING ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER, OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS.

     12.8 INJUNCTIVE RELIEF; PUNITIVE DAMAGES.
          -----------------------------------

     (a) The parties recognize that, in the event any party fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy of law may prove to be inadequate relief. Therefore, (i) the Company agrees that the Lenders, at the Lenders' option, shall be entitled to temporary and permanent injunctive relief upon any such failure of the Company without the necessity of proving actual damages, and (ii) the Lenders agree that the Company, at the Company's option, shall be entitled to temporary and permanent injunctive relief upon any such failure of the Lenders without the necessity of proving actual damages.

     (b) The Syndication Agent, the Documentation Agent, the Administrative Agent, the Lenders and the Company (on behalf of itself and its Subsidiaries) hereby agree that no such Person shall have a remedy of punitive or exemplary damages against any other party to a Loan Document and each such Person hereby waives any right or claim to punitive or exemplary damages that they may now have or may arise in the future in connection with any dispute.

     12.9   ACCOUNTING MATTERS.  All financial and accounting calculations,
            ------------------
measurements and computations made for any purpose relating to this Agreement, including, without limitation, all computations utilized by the Company or any Subsidiary thereof to determine compliance with any covenant contained herein, shall, except as otherwise expressly contemplated hereby or unless there is an express written direction by the Syndication Agent to the contrary agreed to by the Company, be performed in accordance with GAAP as in effect on the date of this Agreement. In the event that changes in GAAP shall be mandated by the Financial Accounting Standards Board, or any similar accounting body of comparable standing, or shall be recommended by the Company's certified public accountants, to the extent that such changes would modify such accounting terms or the interpretation or computation thereof, such changes shall be followed in defining such accounting terms only from and after the date the Company and the Lenders shall have amended this Agreement to the extent necessary to reflect any such changes in the financial covenants and other terms and conditions of this Agreement.

     12.10  SUCCESSORS AND ASSIGNS; PARTICIPATIONS.
            --------------------------------------

     (A)    BENEFIT OF AGREEMENT. This Agreement shall be binding upon and inure
            --------------------
to the benefit of the Company, the Syndication Agent, the Documentation Agent, the Administrative Agent and the Lenders, all future holders of the Revolving Credit Notes, and their respective successors and assigns, except that the Company shall not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

     (B)    ASSIGNMENT BY LENDERS.  Each Lender may, with the consent of the
            ---------------------
Syndication Agent and, so long as no Default or Event of Default has occurred and is continuing, the Company, which consents shall not be unreasonably withheld, assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including, without limitation, all or a portion of the Revolving Credit Loans at the time owing to it and the Revolving Credit Notes held by it); provided that:

            (i) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Lender's rights and obligations under this Agreement;

            (ii) if less than all of the assigning Lender's Commitment is to be assigned, the Commitment so assigned shall not be less than $5,000,000;

            (iii) parties to each such assignment shall execute and deliver to the Syndication Agent, for its acceptance and recording in the Register, an Assignment and Acceptance in the form of Exhibit D attached hereto (an
                                         ---------
"Assignment and Acceptance"), together with any Revolving Credit Note or Revolving Credit Notes subject to such assignment;

            (iv) such assignment shall not, without the consent of the Company, require the Company to file a registration statement with the Securities and Exchange Commission or apply to or qualify the Revolving Credit Loans or the Revolving Credit Notes under the blue sky laws of any state; and

            (v) the assigning Lender shall pay to the Syndication Agent an assignment fee of $3,500 upon the execution by such Lender of the Assignment and Acceptance; provided that no such fee shall be payable upon any assignment by a Lender to an Affiliate thereof.

Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, (A) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereby and (B) the Lender thereunder shall, to the extent provided in such assignment, be released from its obligations under this Agreement.

     (C)    RIGHTS AND DUTIES UPON ASSIGNMENT.  By executing and delivering an
            ---------------------------------
Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as set forth in such Assignment and Acceptance.

     (D)    REGISTER.  The Syndication Agent shall maintain a copy of each
            --------
Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders and the amount of the Revolving Credit Loans with respect to each Lender from time to time (the "Register"). The entries in the Register shall be conclusive, in the absence of manifest error, and the Company, the Syndication Agent, the Documentation Agent, the Administrative Agent and the Lenders may treat each person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Company or any Lender at any reasonable time and from time to time upon reasonable prior notice.

     (E)    ISSUANCE OF NEW NOTES.  Upon its receipt of an Assignment and
            ---------------------
Acceptance executed by an assigning Lender and an Eligible Assignee together with any Revolving Credit Note or Revolving Credit Notes subject to such assignment and the written consent to such assignment, the Syndication Agent shall, if such Assignment and Acceptance has been completed and is substantially in the form of Exhibit D:
               ---------

            (i)    accept such Assignment and Acceptance;

            (ii)   record the information contained therein in the Register;

            (iii)  give prompt notice thereof to the Lenders and the Company;
and

            (iv) promptly deliver a copy of such Assignment and Acceptance to the Company.

Within five (5) Business Days after receipt of notice, the Company shall execute and deliver to the Syndication Agent, in exchange for the surrendered Revolving Credit Note or Revolving Credit Notes, a new Revolving Credit Note or Revolving Credit Notes to the order of such Eligible Assignee in amounts equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and a new Revolving Credit Note or Revolving Credit Notes to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Revolving Credit Note or Revolving Credit Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Revolving Credit Note or Revolving Credit Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the assigned Revolving Credit Notes delivered to the assigning Lender. Each surrendered Revolving Credit Note or Revolving Credit Notes shall be canceled and returned to the Company.

     (F)    PARTICIPATIONS.  Each Lender may sell participations to one or more
            --------------
banks or other entities in all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Revolving Credit Loans and the Revolving Credit Notes held by it); provided that:

            (i) each such participation shall be in an amount not less than $5,000,000;

            (ii) such Lender's obligations under this Agreement (including, without limitation, its Commitment) shall remain unchanged;

            (iii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations;

            (iv) such Lender shall remain the holder of the Revolving Credit Notes held by it for all purposes of this Agreement;

            (v) the Company, the Syndication Agent, the Documentation Agent, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement;

            (vi) such Lender shall not permit such participant the right to approve any waivers, amendments or other modifications to this Agreement or any other Loan Document other than waivers, amendments or modifications which would reduce the principal of or the interest rate on any Revolving Credit Loan or other Obligation, extend the term or increase the amount of such Lender's Commitment, reduce the amount of any fees to which such participant is entitled or extend any scheduled payment date for principal of any Revolving Credit Loan; and

            (vii) any such disposition shall not, without the consent of the Company, require the Company to file a registration statement with the Securities and Exchange Commission or apply to or qualify the Revolving Credit Loans or the Revolving Credit Notes under the blue sky laws of any state.

     (G)    DISCLOSURE OF INFORMATION; CONFIDENTIALITY. The Syndication Agent,
            ------------------------------------------
the Documentation Agent, the Administrative Agent and the Lenders shall hold all non-public information with respect to the Company obtained pursuant to the Loan Documents in accordance with their customary procedures for handling confidential information; provided that the Syndication Agent may disclose information relating to this Agreement to Gold Sheets and other similar bank
                                          -----------
trade publications, such information to consist of deal terms and other information customarily found in such publications. Any Lender may, in connection with any assignment, proposed assignment, participation or proposed participation pursuant to this Section 12.10, disclose to the assignee, participant, proposed assignee or proposed participant any information relating to the Company furnished to such Lender by or on behalf of the Company; provided that prior to any such disclosure, each such assignee, proposed assignee, participant or proposed participant shall agree with the Company or such Lender to preserve the confidentiality of any confidential information relating to the Company received from such Lender.

     (H)    CERTAIN PLEDGES OR ASSIGNMENTS.  Nothing herein shall prohibit any
            ------------------------------
Lender from pledging or assigning any Revolving Credit Note to any Federal Reserve Bank in accordance with applicable law.

     12.11  AMENDMENTS, WAIVERS AND CONSENTS.  Except as set forth below, any
            --------------------------------
term, covenant, agreement or condition of this Agreement or any of the other Loan Documents may be amended or waived by the Lenders, and any consent given by the Lenders, if, but only if, such amendment, waiver or consent is in writing signed by the Required Lenders (or by the Syndication Agent with the consent of the Required Lenders) and delivered to the Syndication Agent and, in the case of an amendment, signed by the Company; provided that no amendment, waiver or consent shall (a) increase the amount or extend the time of the obligation of the Lenders to make Revolving Credit Loans or issue or participate in Letters of Credit, (b) extend the originally scheduled time or times of payment of the principal of any Revolving Credit Loan or Obligation or the time or times of payment of interest on any Revolving Credit Loan or other Obligation, (c) reduce the rate of interest or fees payable on any Revolving Credit Loan or other Obligation, (d) reduce the principal amount of any Revolving Credit Loan or other Obligation, (e) permit any subordination of the principal or interest on any Revolving Credit Loan or other Obligation or (f) amend the provisions of this Section 12.11 or the definition of Required Lenders, without the prior written consent of each Lender. In addition, no amendment, waiver or consent to the provisions of (a) Section 2.3 shall be made without the written consent of the Swingline Lender, (b) Section 11 shall be made without the written consent of the Syndication Agent and (c) Section 4 shall be made without the written consent of the Issuing Lender.

     12.12  PERFORMANCE OF DUTIES.  The Company's obligations under this
            ---------------------
Agreement and each of the Loan Documents shall be performed by the Company at its sole cost and expense.

     12.13  ALL POWERS COUPLED WITH INTEREST.  All powers of attorney and other
            --------------------------------
authorizations granted to the Lenders, the Agents and any Persons designated by any Agent or any Lender pursuant to any provisions of this Agreement or any of the other Loan Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the Obligations remain unpaid or unsatisfied or the Credit Facilities have not been terminated.

     12.14  SURVIVAL OF INDEMNITIES.  Notwithstanding any termination of this
            -----------------------
Agreement, the indemnities to which the Agents and the Lenders are entitled under the provisions of this Section 12 and any other provision of this Agreement and the Loan Documents shall continue in full force and effect and shall protect the Agents and the Lenders against events arising after such termination as well as before.

     12.15  TITLES AND CAPTIONS.  Titles and captions of Articles, Sections and
            -------------------
subsections in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.

     12.16  SEVERABILITY OF PROVISIONS.  Any provision of this Agreement or any
            --------------------------
other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     12.17  COUNTERPARTS.  This Agreement may be executed in any number of
            ------------
counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same agreement.

     12.18  TERM OF AGREEMENT.  This Agreement shall remain in effect from the
            -----------------
date of this Agreement through and including the date upon which all Obligations shall have been indefeasibly and irrevocably paid and satisfied in full and all Commitments shall have been terminated. No termination of this Agreement shall affect the rights and obligations of the parties hereto arising prior to such termination.


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                                      -62-

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers, all as of the day and year first written above.



                              JAMES RIVER COAL COMPANY,
                                 as Borrower

                              By:/s/ William T. Sullivan, Jr.
                                 --------------------------------------------
                                 Name:_______________________________________
                                 Title:______________________________________


                              FIRST UNION NATIONAL BANK,
                                 as Syndication Agent, Documentation Agent and Lender

                              By:/s/ Laurence M. Levy
                                 --------------------------------------------
                                 Name:_______________________________________
                                 Title:______________________________________


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                                      -63-

                              NATIONSBANK, N.A.,
                                 as Administrative Agent and Lender


                              By: /s/ Michael E. Keck
                                 ---------------------------------------
                                Name:
                                     -----------------------------------
                                Title:
                                      ----------------------------------


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                                      -64-

                              THE FIRST NATIONAL BANK OF CHICAGO,
                                 as Lender

                              By: /s/ William V. Clifford
                                 --------------------------------
                                 Name:
                                      ---------------------------
                                 Title:
                                       --------------------------


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                                      -65-

                              MELLON BANK, N.A., as Lender

                              By: /s/ Robert E. Hueler
                                 ------------------------------------
                                 Name:
                                      -------------------------------
                                 Title:
                                       ------------------------------


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                                      -66-

                              PNC BANK, N.A., as Lender

                              By: /s/ Richard C. Munsick
                                 ---------------------------------
                                 Name:
                                      ----------------------------
                                 Title:
                                       ---------------------------


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                                      -67-